UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
SPS COMMERCE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑    No fee required
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☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

   SPS COMMERCE, INC.

333 South Seventh Street, Suite 1000
Minneapolis, Minnesota 55402
(612) 435-9400

March 28, 2025

Dear Stockholders:

You are cordially invited to join us for our 2025 Annual Meeting of Stockholders, which will be held virtually on Tuesday, May 13, 2025, at 8:00 a.m., Central Time. The virtual meeting can be accessed by visiting the following website and entering your control number: www.virtualshareholdermeeting.com/SPSC2025. Stockholders will have the same opportunities to participate in the virtual meeting as you would at an in-person meeting, including having the opportunity to vote and to submit a question during the meeting using the directions on the meeting website.
The notice of the 2025 Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the meeting. Whether or not you plan to attend the virtual meeting, your vote is important and we encourage you to submit your proxy to vote your shares promptly. You may vote your shares by proxy by using a toll-free telephone number, the internet, or mail, free of charge. Instructions regarding these three methods of voting are contained in the proxy materials.
We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2024 Annual Report to Stockholders (the “Annual Report”). This process allows us to provide our stockholders with the information they need more promptly, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.The Notice contains instructions on how to access our proxy materials and Annual Report and to cast your vote via the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail.
We look forward to having you attend the virtual meeting.

Chad Collins Chief Executive Officer

Sincerely,

Chad Collins
Chief Executive Officer
   SPS COMMERCE, INC.

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

SPS Commerce, Inc.
333 South Seventh Street, Suite 1000
Minneapolis, Minnesota 55402

Notice of 2025 Annual Meeting of Stockholders

Time and Date 8:00 a.m., Central Time Tuesday, May 13, 2025	Access The 2025 Annual Meeting of Stockholders is virtual only. Join us via: www.virtualshareholdermeeting.com/SPSC2025

Items of Business
1.	Election of seven directors, each for a one-year term.
2.	Ratification of the selection of KPMG LLP as independent auditor for the fiscal year ending December 31, 2025.
3.	Advisory approval of the compensation of our named executive officers (“Say-on-Pay” vote).
4.	An advisory vote regarding the frequency of holding future Say-on-Pay votes.
5.	Any other business that may properly be considered at the meeting or any adjournment or postponement of the meeting.
Record Date – You may vote at the 2025 Annual Meeting if you were a stockholder of record at the close of business on March 19, 2025.
Voting by Proxy – Whether or not you plan to attend the 2025 Annual Meeting virtually, please vote your shares by proxy to ensure they are represented at the 2025 Annual Meeting. To submit your proxy vote, you may follow the instructions for voting via the internet as described in the Notice and the proxy card. If you received a paper copy of the proxy card by mail, you may sign, date, and mail the proxy card in the envelope provided, or you may vote via telephone or the internet as described in the proxy card.
By Order of the Board of Directors,

Chad Collins
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2025:
This Notice of the 2025 Annual Meeting, 2025 Proxy Statement, and 2024 Annual Report to Stockholders are available at www.proxyvote.com.

   SPS COMMERCE, INC.

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS
How to Vote by Proxy
Whether or not you plan to attend the 2025 Annual Meeting virtually, please provide your proxy by either using the internet or telephone as further explained below or filling in, signing, dating, and promptly mailing a proxy card.

BY TELEPHONE

•You will need to use a control number that was provided to you by our vote tabulator, Broadridge Financial Solutions.
•Call the toll-free number on your proxy card, 24 hours a day, seven days a week, through 11:59 p.m. Eastern Time (“ET”) on May 12, 2025 for shares held directly, and through 11:59 p.m. ET on May 8, 2025 for shares held in SPS Commerce, Inc. 401(k) Retirement Savings Plan (the “Plan”).
•Please have your proxy card available and follow the additional steps when prompted.

BY INTERNET

•Go to the web site at www.proxyvote.com, 24 hours a day, seven days a week, through 11:59 p.m. ET on May 12, 2025 for shares held directly, and through 11:59 p.m. ET on May 8, 2025 for shares held in the Plan.
•Please have your Notice or proxy card available and follow the instructions provided to obtain your records and to create an electronic voting instruction form.

BY MAIL

•If you received a Notice, first request a paper copy of the proxy materials as directed in the Notice on or before April 29, 2025 to facilitate timely delivery.
•Mark, sign, and date your proxy card.
•Return the proxy card in the postage-paid envelope provided.
If your shares are held in an account at a brokerage firm, bank, or similar organization, you will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares. You will receive a notice that will tell you how to access our proxy materials on the internet and vote your shares by proxy over the internet. It will also tell you how to request a paper or electronic copy of our proxy materials.
YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

   SPS COMMERCE, INC.

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

References & Abbreviations
Unless the context otherwise requires, the words “we,” “us,” “our,” the “Company,” “SPS,” and “SPS Commerce” refer to SPS Commerce, Inc. Some of the other common abbreviations used in this Proxy Statement are as follows.

Abbreviation	Term	Abbreviation	Term
2025 Annual Meeting	2025 Annual Meeting of Stockholders	Plan	SPS Commerce, Inc. 401(k) Retirement Savings Plan
Annual Report	2024 Annual Report to Stockholders	KPMG	KPMG LLP
Board	Board of Directors	PSU	Performance Stock Unit
CEO	Chief Executive Officer	RSU	Restricted Stock Unit
PEO	Principal Executive Officer	DSU	Deferred Stock Unit
NEO	Named Executive Officer	TSR	Total Shareholder Return
Notice	Notice of Internet Availability of Proxy Materials	SEC	Securities and Exchange Commission

Forward-Looking Statements
This Proxy Statement contains forward-looking statements, including information about future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results to be materially different than those expressed or implied in such statements. Certain of these risks, uncertainties, and other factors are included in documents the Company filed with the SEC, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as subsequent reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this Proxy Statement are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, except to the extent required by law, the Company expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
   SPS COMMERCE, INC.

PROXY SUMMARY
PROXY SUMMARY
This summary provides a business overview and highlights certain information contained elsewhere in this Proxy Statement. We encourage you to review the entire Proxy Statement. This Proxy Statement and our Annual Report are first being made available to our stockholders on or about March 28, 2025. Website addresses included throughout this Proxy Statement are for reference only, and the information contained on such websites, including our website, is not incorporated by reference into this Proxy Statement.

Business Overview
SPS Commerce is transforming how our global retail supply chain co-operates by creating a more dynamic, interconnected community where players can more freely connect, collaborate, and prosper together. Our comprehensive suite of cloud-based products and solutions lead the industry in establishing and maintaining stronger collaboration between retailers, grocers, distributors, suppliers, manufacturers, and logistics firms around the globe.
Our products enable customers to enhance how they operate: both within their organizations and with their trading partners, with reduced operational costs and stronger supply chain performance; compete: with order and supply chain visibility, sell-through data, and optimized inventory management, and; adapt: through the limitless access to connect and grow with the world’s largest retail network of trading partners that only SPS Commerce can offer.

Voting Matters and Voting Recommendations
The following proposals are included in this Proxy Statement and are scheduled to be voted on at the 2025 Annual Meeting. Our Board recommends that you vote your shares as indicated below.

PROPOSALS:	THE BOARD OF DIRECTOR’S VOTING RECOMMENDATIONS:	RATIONALE FOR SUPPORT:	FOR FURTHER DETAILS:

Election of seven directors, each for a term of one year.	“FOR” each nominee to the Board	Our nominees are distinguished leaders who bring a mix of strong skills and experience to the Board and can represent the interests of all stockholders.	Page 8
Ratification of the selection of KPMG as independent auditor of SPS Commerce, Inc. for the fiscal year ending December 31, 2025.	“FOR”	Based on its assessment of the qualifications and performance of KPMG, the Audit Committee believes that it is in the best interests of the Company and its stockholders to retain KPMG.	Page 60
Advisory approval of the compensation of our NEOs (“Say-on-Pay” vote).	“FOR”	We set the compensation of our NEOs based on their ability to create sustainable long-term stockholder value in a cost-effective manner. Our executive compensation philosophy is to align executive compensation decisions with our desired business direction, strategy, and performance.	Page 61
Advisory vote regarding the frequency of holding future Say-on-Pay votes.	“1 YEAR”	The Board believes holding an annual advisory Say-on-Pay vote is a best practice and is consistent with our current practice.	Page 62

Other than the proposals described in this Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the 2025 Annual Meeting. If you grant a proxy by telephone, internet, or by signing and returning your proxy card, any of the persons appointed by the Board as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2025 Annual Meeting. If any of our nominees is unavailable as a candidate for director, the named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board.

2	Proxy Statement for the 2025 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
SPS Commerce, Inc. is soliciting proxies for use at the 2025 Annual Meeting to be held on May 13, 2025, and at any adjournment or postponement of the 2025 Annual Meeting.

Purpose of the Meeting
At our 2025 Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting, and management will respond to questions from our stockholders. The matters outlined in the Notice include the following:
1.Election of seven directors, each to a one-year term;
2.Ratification of the selection of KPMG as our independent auditor for the year ending December 31, 2025;
3.Advisory approval of the compensation of our NEOs; and
4.Advisory vote regarding the frequency of holding future Say-on-Pay votes.

Meeting Voting Rights and Attendance

1.	Q	Who is entitled to vote at the 2025 Annual Meeting?
A
The Board has set March 19, 2025 as the record date for the 2025 Annual Meeting. If you were a stockholder of record at the close of business on March 19, 2025, you are entitled to vote at the 2025 Annual Meeting. As of the record date, 38,032,125 shares of common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the 2025 Annual Meeting.

2.	Q	What are my voting rights?
	A	Holders of our common stock are entitled to one vote per share. Therefore, a total of 38,032,125 votes are entitled to be cast at the 2025 Annual Meeting. There is no cumulative voting.
3.	Q	How many shares must be present to hold the 2025 Annual Meeting?
A
In accordance with our bylaws, the holders of shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote generally in the election of directors as of the record date must be present at the 2025 Annual Meeting in order to hold the 2025 Annual Meeting and conduct business. This is called a quorum. Shares are counted as present at the 2025 Annual Meeting if:
•you are present (virtually) and vote at the 2025 Annual Meeting; or
•you have properly and timely submitted your proxy as described below under “How do I submit my proxy?”

4.	Q	What is the difference between a stockholder of record and a “street name” holder?
A
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, and you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust, or other nominee how to vote their shares using the method described below under “How do I submit my proxy?”

3	Proxy Statement for the 2025 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

5.	Q	How can I attend the 2025 Annual Meeting?
A
All of our stockholders are invited to attend the 2025 Annual Meeting virtually. The 2025 Annual Meeting is not being held in person. We believe that hosting the 2025 Annual Meeting online enables increased attendance and participation from locations around the world. The 2025 Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person 2025 Annual Meeting.

6.	Q	What do I need to attend the 2025 Annual Meeting?
A
We will be hosting our 2025 Annual Meeting via live webcast. Stockholders can attend the 2025 Annual Meeting online at: www.virtualshareholdermeeting.com/SPSC2025. The webcast will begin at 8:00 a.m., Central Time. We encourage you to access the 2025 Annual Meeting prior to the start time. In order to participate in the 2025 Annual Meeting, you will need the 16-digit control number located on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

7.	Q	How can I submit a question at the 2025 Annual Meeting?
A
If you would like to submit a question at the 2025 Annual Meeting, you may type your question into the dialog box provided at any point during the virtual 2025 Annual Meeting (until the floor is closed to questions). In order to allow us to answer questions from as many stockholders as possible, we limit each stockholder to one question. Questions and answers may be grouped by topic and substantially similar questions may be answered at once.

8.	Q	What if I have technical difficulties or trouble accessing the 2025 Annual Meeting?
	A	If you encounter any technical difficulties with accessing the virtual 2025 Annual Meeting, please call the technical support number that will be posted on the 2025 Annual Meeting website log-in page.

Information about the Notice and Proxy Materials

1.	Q	What is a proxy?
A
A proxy is a designation for another person to vote stock you own; that other person is called a proxy. If you designate someone as your proxy in a written document, that document is called a form of proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two executive officers, Chad Collins and Kimberly Nelson, have been designated as proxies for our 2025 Annual Meeting.

2.	Q	If I received a one-page Notice, how can I receive a full set of printed proxy materials?
A
As permitted by SEC rules, we have elected to provide access to our proxy materials over the internet to stockholders who have not previously requested printed proxy materials, which reduces our costs and the environmental impact of our 2025 Annual Meeting. The Notice contains instructions on how to request a printed set of proxy materials, which we will provide to stockholders upon request at no cost to the requesting stockholder within three business days after receiving the request. If you would like to request a printed set of proxy materials, please make your request on or before April 29, 2025 to facilitate timely delivery.

4	Proxy Statement for the 2025 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

3.	Q	How do I submit my proxy?
A
If you are a stockholder of record, you can submit a proxy to be voted at the 2025 Annual Meeting in any of the following ways:
•over the internet using www.proxyvote.com;
•over the telephone by calling a toll-free number; or
•signing, dating, and mailing the proxy card in the envelope provided.
To vote by telephone or the internet, you will need to use a control number that was provided to you by our vote tabulator, Broadridge Financial Solutions, and then follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.
If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust, or other nominee, which is similar to the voting procedures for stockholders of record. If you receive the proxy materials by mail, you will receive a voting instruction form (not a proxy card) to use in directing the broker, bank, trust, or other nominee how to vote your shares.

4.	Q	What does it mean if I receive more than one printed set of proxy materials?
	A	If you receive more than one Notice or printed set of proxy materials, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, vote once for each control number you receive as described above under “How do I submit my proxy?”
5.	Q	Who pays for the cost of proxy preparation and solicitation?
A
SPS pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. In addition, our directors, officers, and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication. Our directors, officers and regular employees will receive no additional compensation for their services other than such regular compensation.

Voting

1.	Q	How do I vote?
A
See the “How to Vote by Proxy” section above for instructions on the different options on how to vote by proxy. See below under “Can I vote my shares at the 2025 Annual Meeting?” for information on voting your shares during the virtual 2025 Annual Meeting.

2.	Q	How does the Board recommend that I vote?
A
The Board recommends a vote:
•FOR the election of each of the nominees for director;
•FOR the ratification of the selection of KPMG as the independent auditor of SPS Commerce, Inc. for the year ending December 31, 2025;
•FOR advisory approval of the compensation of our NEOs; and
•1 YEAR for the advisory vote regarding the frequency of holding future Say-on-Pay votes.

5	Proxy Statement for the 2025 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

3.	Q	What if I do not specify how I want my shares voted?
A
If you are a stockholder of record and submit a signed proxy card or submit your proxy by internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares as follows:
•FOR the election of each of the nominees for director;
•FOR the ratification of the selection of KPMG as the independent auditor of SPS Commerce, Inc. for the year ending December 31, 2025;
•FOR advisory approval of the compensation of our NEOs; and
•1 YEAR for the advisory vote regarding the frequency of holding future Say-on-Pay votes.
Your vote is important. We urge you to vote, or to instruct your broker, bank, trust, or other nominee how to vote, on all matters before the 2025 Annual Meeting. If you are a street name holder and fail to instruct the stockholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” Other than the ratification of the selection of KPMG as our independent auditor for the year ending December 31, 2025, brokers may not exercise voting discretion as to the uninstructed shares on any matter included in the Notice of Annual Meeting. With respect to the ratification of the selection of KPMG as our independent auditor for the year ending December 31, 2025, brokers may exercise voting discretion as to the uninstructed shares. For matters with respect to which the broker, bank or other nominee does not have voting discretion or has, but does not exercise, voting discretion, the uninstructed shares will be referred to as a “broker non-vote.” For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “How are votes counted?”

4.	Q	Can I change my vote after submitting my proxy?
A
Yes. If you are a stockholder of record with shares registered in your name, you may revoke your proxy and/or change your vote in any of the following ways:
•by submitting a later-dated proxy by telephone or the internet before 11:59 p.m. Eastern Time on May 12, 2025 for shares held directly and before 11:59 p.m. Eastern Time on May 8, 2025 for shares held in the Plan;
•by submitting a later-dated proxy to the Corporate Secretary of SPS, which must be received by us before the time of the 2025 Annual Meeting;
•by sending a written notice of revocation to the Corporate Secretary of SPS, which must be received by us before the time of the 2025 Annual Meeting; or
•by voting at the virtual 2025 Annual Meeting.

If you hold your shares in street name, you should contact your broker, bank, trust, or other nominee and follow their instructions to change your vote or revoke your proxy.

5.	Q	Can I vote my shares at the 2025 Annual Meeting?
A
If you are a stockholder of record or beneficial owner of common stock as of the close of business on the record date, you may vote your shares during the virtual 2025 Annual Meeting by using the 16-digit control number on your Notice, your proxy card, or your voting instruction form, as applicable, on www.virtualshareholdermeeting.com/SPSC2025. Even if you currently plan to attend the 2025 Annual Meeting, we recommend that you submit your proxy as described above so your vote will be counted if you later decide not to attend the 2025 Annual Meeting. If you submit your vote by proxy and later decide to vote during the meeting, the vote you submit at the 2025 Annual Meeting will override your proxy vote.

6	Proxy Statement for the 2025 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

6.	Q	What vote is required to approve each item of business included in the Notice of Annual Meeting?
A
A director nominee will be elected if the number of votes cast “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee. Any incumbent director who does not receive a greater number of votes “FOR” than “AGAINST” his or her reelection in an uncontested election shall tender his or her resignation to the Board, subject to acceptance. The Governance and Nominating Committee will make a recommendation and the Board will determine whether to accept or reject the offer to resign within 90 days of certification of the stockholder vote.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present at the 2025 Annual Meeting or represented by proxy and entitled to vote on the matter is required to ratify the selection of our independent auditor.

For the advisory vote to approve the executive compensation of our NEOs, there is no minimum approval necessary since it is an advisory vote; however, the Board will consider the results of the advisory vote when considering future decisions related to such proposal.

For the advisory vote regarding the frequency of future Say-on-Pay votes, there is no minimum approval necessary since it is an advisory vote; however, the Board will consider the frequency that receives the most votes as representing the stockholders’ preference on such proposal.

7.	Q	How are votes counted?
A
You may vote “FOR,” “AGAINST” OR “ABSTAIN” for each director nominee and on the other proposals other than the proposal regarding the frequency of holding future Say-on-Pay votes. You may vote “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN” on the advisory vote regarding the frequency of holding future Say-on-Pay votes. If you properly submit your proxy but abstain from voting for a director nominee or on the other proposals, your shares will be counted as present at the 2025 Annual Meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting. If you do not submit your proxy or voting instructions and also do not vote at the annual meeting, your shares will not be counted as present at the 2025 Annual Meeting for the purpose of determining a quorum, unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under “What if I do not specify how I want my shares voted?”

With respect to the proposal to elect directors, if you abstain from voting for one or more of the director nominees or you do not vote your shares on this matter (whether by broker non-vote or otherwise), this will have no effect on the outcome of the vote.

With respect to the proposal to ratify the selection of KPMG as our independent auditor, if you abstain from voting, doing so will have the same effect as a vote against the proposal. Your broker or other nominee does have discretionary authority to vote your shares on this proposal, even if the broker or other nominee does not receive voting instructions from you. Therefore, we do not expect any broker non-votes with respect to this proposal.

Abstentions and broker non-votes will have no effect on the advisory vote to approve the compensation of our NEOs or the advisory vote regarding the frequency of holding future Say-on-Pay votes.

7	Proxy Statement for the 2025 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

ITEM 1 – ELECTION OF DIRECTORS
The Board currently consists of eight directors. Our Amended and Restated Bylaws provide that each member of our Board is elected annually by a majority of votes cast if the election is uncontested. All of our directors, except for Mr. Gaurav, were elected by our stockholders at our 2024 annual meeting of stockholders. Mr. Gaurav was appointed as a director of the Company effective March 6, 2025.

Based upon the recommendation of the Governance & Nominating Committee, the Board has nominated seven directors for election at the 2025 Annual Meeting. As announced by the Company on February 26, 2025, James Ramsey will not stand for re-election as a director at the 2025 Annual Meeting. The Board has taken action to reduce the size of the Board to seven members effective upon the expiration of Mr. Ramsey’s term as a director at the 2025 Annual Meeting. Proxies cannot be voted for a greater number of persons than seven, which is the number of nominees named in this Proxy Statement.
The following are directors who currently serve on our Board and are nominated for reelection and continued service.

Name	Age(1)	Position	Director Since	Independent
Chad Collins	49	Chief Executive Officer	2023	No
Razat Gaurav	51	Director	2025	Yes
Marty Réaume	59	Director	2018	Yes
Tami Reller	60	Director	2016	Yes
Philip Soran	68	Chair of the Board(2)	2010	Yes
Anne Sempowski Ward	53	Director	2020	Yes
Sven Wehrwein	74	Director	2008	Yes
(1)Age as of March 28, 2025
(2)Mr. Soran became Chair of the Board on May 16, 2024, effective immediately after the conclusion of our 2024 annual meeting of stockholders. Mr. Soran served as Lead Independent Director from October 2, 2023 until May 16, 2024.
All nominated Board members have agreed to serve as directors if elected. If, for any reason, any nominee becomes unable to serve before the 2025 Annual Meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by our Board. The director nominees, if reelected, will serve until our 2026 annual meeting of stockholders or until their successors are elected and qualified.

The Board recommends a vote FOR the election of each of the director nominees. Proxies will be voted FOR the election of each of the nominees unless otherwise specified.

Set forth below is biographical information for each of the nominated directors. The following includes certain information regarding our director nominees’ collective and individual experience, qualifications, attributes, and skills that led the Board to conclude that the makeup of the Board is appropriate and each nominee should continue service.

8	Proxy Statement for the 2025 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Director Skills and Experience

The Board strives for well-qualified directors, with the relevant business and board skills and experiences, judgment and integrity, reputation, diversity of background, education, leadership ability, and concern for the interests of stockholders, to be effective and to provide strong oversight and thought leadership to management and exercise oversight responsibilities on behalf of SPS stockholders. Each director brings experience and skills that complement those of the other directors. The Board believes that all the directors nominated for election are highly qualified, and have the skills, experience, and diversity of viewpoints required for service on the Board.

Core skills, experiences, and statistics for each of our director nominees are included in the summary graphics below. The lack of a skill or experience noted below does not mean the director does not possess that qualification but rather a noted skill or experience indicates a specific area of focus or expertise on which the Board relies most heavily.

	Collins	Gaurav	Réaume	Reller	Soran	SempowskiWard	Wehrwein
Knowledge, Experience, and Skill
Financial Literacy Experience in overseeing and understanding financial statements, capital structure, and internal controls	●	●		●	●	●	●
SaaS Experience in the Software-as-a-Service (SaaS) business model	●	●	●		●		●
Technology Experience in managing and developing technology, including cybersecurity	●	●		●	●		●
Retail Market Experience in our primary customer market, retailers	●	●				●

Senior Leadership / Corporate Governance
Experience in senior leadership or the direct management of corporate governance to assist in our organizational and operating structures, including risk management
	●	●	●	●	●	●	●
Talent Management / Human Resources Experience in the direct management of retaining and compensating people	●	●	●		●	●
Sales / Customer Engagement Experience in the direct management of the sales or customer success organizational functions	●	●			●	●
Mergers & Acquisitions Experience in the various phases of M&A work including target identification, due diligence, agreement negotiation and review, and integration	●	●	●	●	●	●	●
International Operations Experience in the complex landscape of existing and growth into multi-national operations	●	●	●	●	●
Gender
Male	●	●			●		●
Female			●	●		●
Race/Ethnicity
African American or Black						●
White	●		●	●	●		●
Asian		●

Average Tenure
7.9

Average Age
59

9	Proxy Statement for the 2025 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Nominees for Directors

Chad Collins Director since 2023 Chief Executive Officer, SPS Commerce, Inc.

Professional Highlights	Skills and Experiences
o    SPS Commerce, Inc., CEO, 2023 - present
o    Körber Supply Chain, CEO - Software, 2020 - 2023
           Global provider of a wide range of end-to-end supply chain solutions
o   Highjump Software (and parent company, Accellos), various leadership roles, 2002 - 2020, including President, 2015-2017, and CEO, 2017 - 2020
           Global provider of supply chain management software and trading partner software
o  Cap Gemini Ernst & Young, Supply Chain Consultant, 1998 - 2002

•Financial Literacy
•SaaS
•Technology
•Retail Market
•Senior Leadership / Corporate Governance
•Talent Management / Human Resources
•Sales / Customer Engagement
•Mergers & Acquisitions
•International Operations

Primary Nominee Qualifications	Extensive management and operational experience in supply chain technology, as well as his role with our Company.

Razat Gaurav Director since 2025

Professional Highlights
o    Planview, Inc., CEO and Director, 2021 - present
Enterprise software provider of portfolio management and digital product development solutions
o     LLamasoft, Inc. (acquired by Coupa in 2020), CEO and Director, 2018 - 2021
AI-based supply chain design and planning solutions provider
o  Sparta Systems (acquired by Honeywell in 2021), Director, 2017 - 2018
         Enterprise quality management software provider for life sciences industry
o     Blue Yonder, various leadership roles, 2010 - 2017, including Executive Vice President & General Manager, Chief Revenue Officer (2015 - 2017), EVP & GM (2014 - 2015), and SVP International and Strategic Initiatives (2013 - 2014)
Supply chain management software provider
o    i2 Technologies (acquired by Blue Yonder in 2010), various leadership roles, 1999 - 2010, including Senior Vice President, Head of Sales (2009 - 2010) and SVP, Global Logistics Business Unit (2005 - 2008)
Supply chain management software provider
o    Ernst & Young, Management Consultant, 1997 - 1999

•Financial Literacy
•SaaS
•Technology
•Retail Market
•Senior Leadership / Corporate Governance
•Talent Management / Human Resources
•Sales / Customer Engagement
•Mergers & Acquisitions
•International Operations

Primary Nominee Qualifications	Experience as a chief executive officer and sales leader in the evolving enterprise and supply chain management software services industries.

10	Proxy Statement for the 2025 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Nominees for Directors

Marty Réaume Director since 2018

Professional Highlights	Skills and Experiences
o    SemperVirens Venture Capital, HR Venture Advisor, 2020 - present
Early stage venture capital fund
o    Director, Wisdom Labs, a workplace wellbeing technology company
o    Advisory Board Member
Atrium, executive coaching platform
OpenClassrooms, online education and training platform
Informed, consumer auto-financing platform
Tigerhall, platform to help drive change and transformation initiatives
HR.com, HR networking platform
o    Twilio Inc., Chief People Officer, 2017 - 2019
Publicly traded developer and provider of a communication cloud-based platform
o    Fitbit, Inc., Chief People Officer, 2015 - 2017
Publicly traded health solution technology provider
o    NetSuite, Inc., Chief People Officer, 2009 - 2014; Head of Human Resources, 2006 - 2009
Publicly traded provider of cloud-based business management software
•SaaS •Senior Leadership / Corporate Governance •Talent Management / Human Resources •Mergers & Acquisitions •International Operations

Primary Nominee Qualifications	Strong human resources, executive compensation, talent acquisition and development, and mergers and acquisitions expertise.

Tami Reller Director since 2016 Chair of the Board, 2018 - 2021

Professional Highlights	Skills and Experiences
o   Director, Fairview Health Services, 2024 - present
              Non-profit healthcare services network
o   Duly Health and Care, Executive Chair, 2023 - 2024; CEO, 2022 - 2023; President, 2021 - 2022
Multi-specialty health care group
o    UnitedHealth Group, Executive Vice President and Chief Marketing and Experience Officer of UnitedHealthcare, 2017 - 2021
Publicly traded health benefits platform
o    Optum (subsidiary of UnitedHealth Group), Chief Growth Officer, Chief Financial Officer, 2016 - 2017; Chief Marketing Officer, 2014 - 2016
Healthcare services provider
o    Microsoft Corporation, several executive roles including Executive Vice President of Marketing, Divisional Chief Financial Officer and Marketing Officer, 2001 - 2014
Publicly traded software and technology company
o    Great Plains Software, Chief Financial Officer, 1999 - 2001
Publicly traded accounting and ERP software provider
•Financial Literacy •Technology •Senior Leadership / Corporate Governance •Mergers & Acquisitions •International Operations

Primary Nominee Qualifications	Extensive experience managing software companies, financial understanding and auditing review, and general business knowledge.

11	Proxy Statement for the 2025 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Nominees for Directors

Philip Soran Director since 2010 Chair of the Board: 2014 - 2017, 2022 - 2023, 2024 - Present Lead Independent Director: 2023 - 2024

Professional Highlights	Skills and Experiences
o    Director
      Origina, 2022 - present
                         Technology services company
   Piper Sandler Companies, 2018 - present, lead director, 2018 - 2024
                        Publicly traded investment bank and asset management firm
   Foodsby, 2017 - 2024
                        Food delivery service
   Spineology Inc., 2018 - 2024
                        Medical technology company
o    Flipgrid, Inc., Executive Chairman, 2015 – 2018
Education technology software company
o    Compellent Technologies, Inc., President, CEO, Director, 2002 - 2012
Co-founded publicly traded software company
o    Xiotech, President, CEO, Director, 1995 - 2001
Co-founded network storage business
•Financial Literacy •SaaS •Technology •Senior Leadership / Corporate Governance •Talent Management / Human Resources •Sales / Customer Engagement •Mergers & Acquisitions •International Operations

Primary Nominee Qualifications	Experience as a chief executive officer of a publicly traded company, service on a variety of public and private technology-related company boards, and experience in founding and building technology companies as well as corporate vision and operational knowledge.

Anne Sempowski Ward Director since 2020

Professional Highlights	Skills and Experiences
o     CURiO Brands (formerly The Thymes, LLC), Chair, 2024 - present, CEO & Chair, 2012 - 2024
Consumer goods provider
o     Director
   Vanda Pharmaceuticals, publicly traded biopharma company
   Spectrum Brands, publicly traded consumer goods provider (through 2021)
o  The FORWARD Group, CEO, 2010 - 2012
Co-founded business consulting group
o     Johnson Publishing Company, President & Chief Operating Officer, 2007 - 2010
Media and beauty company
o    The Coca-Cola Company, Assistant Vice President, 2006 - 2007
Publicly traded multinational consumer goods provider
o    Procter & Gamble, Associate Marketing Director, 1994 - 2006
Publicly traded multinational consumer goods provider
•Financial Literacy •Retail Market •Senior Leadership / Corporate Governance •Talent Management / Human Resources •Sales / Customer Engagement •Mergers & Acquisitions

Primary Nominee Qualifications	Experience as a chief executive officer and brand builder in the high-growth consumer and retail environment, executive experience with consumer goods companies and extensive marketing, brand management, and operational leadership for companies across multiple sectors.

12	Proxy Statement for the 2025 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Nominees for Directors

Sven Wehrwein Director since 2008

Professional Highlights	Skills and Experiences
o     Independent financial consultant to emerging companies, 1999 - present
o     Over 40 years in accounting and finance roles as a certified public accountant (inactive), investment banker to emerging growth companies, chief financial officer, and audit committee chair
o     Director
   Atricure, Inc., publicly traded medical device company
   Proto Labs, Inc., publicly traded internet-enabled manufacturer of custom parts
o     Served as a director of the following publicly traded companies:
   Cogentix Medical, Inc., 2006 - 2016
   Compellent Technologies, Inc., 2007 - 2011
   Image Sensing Systems, Inc., 2006 - 2012
   Synovis Life Technologies, Inc., 2004 - 2012
   Vital Images, Inc., 1997 - 2011
•Financial Literacy •SaaS •Technology •Senior Leadership / Corporate Governance •Mergers & Acquisitions

Primary Nominee Qualifications	Capabilities in financial understanding, strategic planning, and auditing expertise, given his experiences in investment banking and in financial leadership positions.

13	Proxy Statement for the 2025 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Board conducts its business through meetings of established standing committees. Each of the standing committees has adopted and operates under a written charter, all of which are available within our corporate governance section of our investor relations portion of our website at www.spscommerce.com. We have adopted a code of business conduct and ethics relating to the conduct of our business by our directors, officers (including our PEO and principal financial and accounting officer), and employees (our “Code of Conduct”), that can also be found in the same section on our website. We plan to post on our website at the address described above any future amendments or waivers of our Code of Conduct applicable to our PEO or principal financial and accounting officer. Additionally, our Corporate Governance Guidelines are also available in the same section on our website.

Board Leadership Structure
One of the key responsibilities of the Board is to have a leadership structure that allows it to provide effective oversight of management and maximize the contributions of its members. The Board evaluates its leadership structure on an ongoing basis. The Board does not have a policy as to whether the position of the chair of the Board (the “Chair”) and the position of the CEO or other executive position should be separate. Rather, the Board believes it should retain the flexibility to decide what is in the best interest of the Company at any point in time. If the position of Chair is held by a director who is not independent, the Board will appoint a Lead Independent Director from among its members using criteria the Board deems appropriate. If the Chair is an independent director, then the duties of the Lead Independent Director described below shall be part of the duties of the Chair.
The Board believes that in the absence of an independent Chair, a Lead Independent Director is an integral part of a governance structure that promotes strong, independent oversight of the Company’s management and affairs. In fulfilling his or her responsibilities, the Lead Independent Director, if any, will: preside at all meetings of the Board when the Chair is not present; convene and preside at meetings of the independent directors, including executive sessions; review and provide input on meeting agendas for the Board and its committees; and perform such other duties as may be requested by the Board. Currently:
•Chad Collins serves as our CEO and as a member of our Board, and has done so since October 2, 2023.
•Archie Black served as Executive Chair of the Board from October 2, 2023 until his term as a director ended on May 16, 2024, the date of the 2024 annual meeting of stockholders.
•Philip Soran serves as our Chair of the Board. Mr. Soran served as Lead Independent Director from October 2, 2023 until May 16, 2024, at which time he resumed his role as Chair of the Board. He also served as Chair of the Board from May 17, 2022 to October 2, 2023, as well as from 2014 to 2017.

14	Proxy Statement for the 2025 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Committees
The Board has established an Audit Committee, a Compensation & Talent Committee, a Governance & Nominating Committee and a Finance & Strategy Committee. The following sets forth the membership of each of our committees as of March 28, 2025.

BOARD COMMITTEES
DIRECTOR(1)	Audit	Compensation & Talent	Governance & Nominating	Finance & Strategy
James Ramsey			●	●
Marty Réaume		◆	●
Tami Reller	●	●
Anne Sempowski Ward	●		◆
Philip Soran		●		●
Sven Wehrwein	◆			◆
◆ Chair ● Member

1 Mr. Collins does not currently serve on a committee. As stated above, Mr. Ramsey will not stand for re-election as a director at the 2025 Annual Meeting; and therefore, will no longer serve on his applicable committees as of that date. In addition, Mr. Gaurav was appointed effective
March 6, 2025, and does not currently serve on a committee, though the Board has appointed Mr. Gaurav to serve on the Finance & Strategy Committee effective May 13, 2025.

15	Proxy Statement for the 2025 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The primary responsibilities, current members, and number of meetings in 2024 of each Board committee are discussed in turn below.

Audit Committee
Chair:
Among other matters, our Audit Committee:
•assesses management’s processes for ensuring the quality and integrity of the Company’s financial statements through oversight of the accounting and financial reporting processes and audits of the financial statements;
•evaluates the qualifications, performance and independence of our independent auditor and reviews and approves both auditing and non-audit services to be provided by the independent auditor;
•discusses with management and our independent auditors any major issues as to the adequacy of our internal controls, any actions to be taken in light of significant or material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;
•oversees our legal and regulatory compliance process;
•oversees management’s processes to monitor, control, and report on significant corporate risk exposures;
•establishes procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;
•oversees our investment and cash management policies;
•oversees, reviews and discusses with management: the Company’s cybersecurity, information technology and data security risks and threats; the potential impact of those risks and threats on the Company’s business, operations and reputation; and management’s processes, procedures and actions to identify, assess, monitor, mitigate and remediate such risks and threats; and
•approves the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement.
Each of the members of our Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Wehrwein is an Audit Committee financial expert, as defined under the applicable rules of the SEC. Each member of our Audit Committee satisfies the Nasdaq independence standards and the independence standards of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Sven Wehrwein

Additional Members:
Tami Reller
Anne Sempowski Ward

Number of Meetings Held in 2024:
7

16	Proxy Statement for the 2025 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Compensation & Talent Committee
Chair:
Among other matters, our Compensation & Talent Committee:
•reviews and approves, on an annual basis, the goals, and objectives relevant to our executive officers’ compensation;
•assesses and approves our CEO and other executive officers’ annual compensation, including salary, bonus, incentive and equity-based compensation, based on a review of executive officer performance evaluations, a review of peer company compensation programs, and external consultations;
•administers our equity compensation plans;
•periodically reviews the compensation paid to our non-employee directors and recommends any adjustments in director compensation to our Board;
•oversees and administers our incentive compensation recovery policies; and
•reviews and provides guidance to management with respect to our human capital management policies, programs and strategies, including but not limited to those regarding talent recruitment, development and retention, health and safety, organizational culture, diversity, equity and inclusion, and compensation and benefits.

Marty Réaume

Additional Members:
Tami Reller
Philip Soran

Number of Meetings Held in 2024:
5

Governance & Nominating Committee
Chair:
Among other matters, our Governance & Nominating Committee:
•identifies, evaluates and recommends individuals qualified to become members of the Board;
•determines the composition of the Board and its committees;
•oversees the evaluation of our Board and individual directors;
•reviews and recommends any modifications to our Corporate Governance Guidelines;
•recommends to the Board succession plans for our CEO and other critical, senior management positions; and
•provides oversight of, and periodically discusses with management, the Company’s objectives, policies, and efforts related to environmental, social, and governance (“ESG”) practices and other corporate responsibility matters, including with respect to sustainability, environmental, corporate citizenship, social, governance, political, and public policy matters.

Anne Sempowski Ward

Additional Members:
James Ramsey
Marty Réaume

Number of Meetings Held in 2024:
5

Finance & Strategy Committee
Chair:
Among other matters, our Finance & Strategy Committee assists the Board in matters involving certain finance and strategic matters, including:
•monitoring policies regarding capital structure and leverage levels;
•reviewing dividend and share repurchase policies and practices; and
•reviewing proposed merger, acquisition, recapitalization, financing and other similar transactions.

Sven Wehrwein

Additional Members:
James Ramsey
Philip Soran

Number of Meetings Held in 2024:
6

17	Proxy Statement for the 2025 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Meetings and Attendance
Our Board held six meetings during 2024. Each of our directors attended at least 75% of the meetings of the Board and the committees on which they served during 2024. Our Corporate Governance Guidelines provide that our directors are expected to make every reasonable effort to attend our annual meeting of stockholders, and each of our directors at the time attended our 2024 annual meeting of stockholders.

Board Involvement in Risk Oversight

Responsibility of Management	Our management is responsible for identifying the various risks facing us, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis.

Responsibility of the Board
The Board is responsible for monitoring our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks; the Board is not responsible, however, for identifying or managing our various risks.

Responsibility of the Audit Committee
The Audit Committee is primarily responsible for providing oversight in the areas of financial risk, legal and regulatory compliance, and cybersecurity risk. The Board, with the assistance from the Audit Committee, is primarily responsible for monitoring management’s responsibility in all other areas of risk management for the Company.

Responsibility of the Compensation & Talent Committee
The Compensation & Talent Committee is charged with overseeing risks associated with our variable compensation policies and practices and annually reviews whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on SPS.

The Audit Committee and the full Board focus on the material risks facing us, including financial, operational, market, geographic, liquidity, legal and regulatory, and cybersecurity, information technology and data security risks, to assess whether management has reasonable controls in place to address these risks. Accordingly, management regularly reported to the Audit Committee and the Board on the risks described above and related risk management during 2024. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

Procedures for Contacting the Company, including the Board
Throughout this Proxy Statement, we identify reasons stockholders may need or wish to contact the Company. All of those communications should be directed to the title of the person indicated at the address below.
Stockholders who wish to communicate with the Board may do so by writing to the Board or a particular director in care of the Secretary of the Company. Communications should be delivered to the address below, with attention to “Corporate Secretary”.
SPS Commerce, Inc.
333 South Seventh Street, Suite 1000
Minneapolis, Minnesota 55402

18	Proxy Statement for the 2025 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
All communications addressed to the Board will initially be received and processed by the Secretary of the Company, who will then refer the communication to the appropriate Board member (either the director named in the communication, the chairperson of the Board committee having authority over the matter raised in the communication, or the chairperson of the Board in all other cases). The director to whom a communication is referred will determine, in consultation with our counsel, whether a copy or summary of the communication will be provided to the other directors. The Board will respond to communications if and as appropriate.

Director Independence
As required under Nasdaq rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time. Among other things, Nasdaq rules require the Board to determine that an individual is free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Consistent with these considerations, our Board has undertaken a review of the independence of each current director and each director who served during 2024. Based on information provided by the directors concerning their background, employment, and affiliations, and after reviewing transactions or relationships deemed relevant by the Board, the Board has affirmatively determined that all such directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Collins, our CEO, and Mr. Black, our former Executive Chair.
As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All members of each of the Audit Committee, Compensation & Talent Committee, and Governance & Nominating Committee have been determined by the Board to be independent within the meaning of Nasdaq rules and regulations and applicable SEC rules.

Procedures for Selecting and Nominating Director Candidates
Stockholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article II, Section 2.4(a)(2) of our bylaws, and with the rules and regulations of the SEC. Under our bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate an individual for service as a director, you must be a stockholder of record at the time you give notice of your nomination, and you must be entitled to vote for the election of directors at the annual meeting of stockholders at which your nominee will be considered.
In accordance with our bylaws, director nominations generally must be made pursuant to notice delivered to, or mailed to and received by, our Secretary at the principal executive offices at the address above and in accordance with the deadlines summarized below in the section “Stockholder Proposals for 2026 Annual Meeting of Stockholders.” Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). Your notice also must set forth certain information as set forth in our bylaws.
A stockholder who intends to solicit proxies in support of director nominees other than the Company’s director nominees and who has delivered a notice of nomination pursuant to our bylaws shall promptly certify to the Company, and notify the Company in writing, that it has complied with or will comply with the requirements of Rule 14a-19 under the Exchange Act, and upon request of the Company, shall, not later than five business days prior to the date of the applicable meeting of stockholders, deliver to the Company reasonable evidence of such compliance.

19	Proxy Statement for the 2025 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees for election at the 2026 Annual Meeting of Stockholders, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2026. If the date of the 2026 annual meeting of stockholders is more than 30 days before or after the first anniversary of the 2025 Annual Meeting, then such notice must be provided by the later of 60 days prior to the date of such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.
All notices related to director nominations must also comply with the requirements of applicable law and the provisions set forth in our bylaws.
If a stockholder desires to recommend a candidate for consideration by the Governance & Nominating Committee, instead of nominating that director for election by stockholders, the Governance & Nominating Committee will consider such director candidates recommended to it by stockholders in the same manner that it considers all director candidates. Stockholders who wish to suggest qualified candidates should write to the Company at the address listed above, to the attention of the Chair of the Governance & Nominating Committee, stating in detail the characteristics that make the candidate a suitable person to serve on our Board in light of our Corporate Governance Guidelines.
As required by our Corporate Governance Guidelines, when evaluating the appropriate characteristics of candidates for service as a director, the Governance & Nominating Committee takes into account many factors. The Board selects and recommends to stockholders qualified individuals who, if added to the Board, would provide the appropriate mix of director characteristics and diverse experiences, perspectives, and skills. Board candidates are considered based on various criteria, including breadth and depth of relevant business and board skills and experiences, judgment and integrity, reputation in their profession, diversity of background, education, leadership ability, concern for the interests of stockholders and relevant regulatory guidelines. These considerations are made in the context of an assessment of the perceived needs of the Board at the particular point in time. We do not have a policy with respect to Board diversity, however, the Board seeks to have a Board that represents diversity as to gender, race, ethnicity, and background experiences. We are committed to inclusiveness and as such, when searching for director nominees, the Governance & Nominating Committee endeavors to include highly qualified diverse candidates in the pool from which nominees are chosen. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time.

Board Diversity
As of March 28, 2025, the diversity of our Board was as follows:

Board Diversity Matrix
Total number of directors	8

Part I: Gender Identity	Female	Male
Directors	3	5

Part II: Demographic Background
African American or Black	1	—
White	2	4
Asian	—	1

20	Proxy Statement for the 2025 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Compensation
Our director compensation program is designed to compensate our non-employee directors fairly for work required for a company of our size and scope and to align their interests with the long-term interests of our stockholders. Director compensation reflects our desire to attract, retain, and use the expertise of highly qualified individuals serving on our Board. The Compensation & Talent Committee reviews the compensation structure and overall level of compensation arrangements for our non-employee directors every two years relative to the midpoint for non-employee directors of our Peer Group, as discussed in the Compensation Discussion & Analysis section below, and makes recommendations to our Board. The compensation structure and arrangements for our non-employee directors remained the same for 2024 as the prior year. As discussed below in “Changes to Non-Employee Director Compensation,” the Board has approved certain changes beginning with the date of the 2025 Annual Meeting.

Equity Awards
For 2024, our director compensation program provided that each non-employee director received a total annual equity grant of $182,500. The equity-based compensation was split equally ($91,250) between stock options and the director’s election for restricted stock, DSUs or a combination thereof. The awards were granted on the date of the 2024 annual meeting of stockholders, calculated as the grant date fair value of the equity awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”). The grants vest in four equal installments on the last day of each fiscal quarter, with the first vesting date occurring on June 30, 2024, provided the recipient remains a member of the Board as of each of the vesting dates. Stock options have an exercise price equal to the fair market value of our common stock on the date of grant. DSUs must be retained until completion of the director’s service on the Board, and upon completion of such service, convert into an equal number of shares of our common stock. A director may defer receipt of the shares for up to ten years after completion of service.
Additionally in connection with their initial appointment to the Board, each new non-employee director receives a stock option grant to purchase $182,500 of shares of our common stock, granted following the release of earnings for the quarter in which appointment occurs. The shares vest in equal monthly installments over three years commencing on the first day of the calendar month following the initial appointment or election to the Board, provided the recipient remains a member of the Board as of each vesting date.

Cash Compensation
Non-employee directors receive cash fees in addition to the equity awards described above. For 2024, each non-employee director was eligible to receive the following cash retainers for roles served:

Membership	Chairperson Annual Cash Fee ($)(1)		Non-Chair Member Annual Cash Fee ($)(1)
Board of Directors	61,000	(2)	35,000
Audit Committee	20,000		10,000
Compensation & Talent Committee	15,000		7,000
Finance & Strategy Committee	10,000		5,000
Governance & Nominating Committee	8,000		4,000

(1)Directors receive pro-rata cash compensation for partial year membership or service as chairperson.
(2)This amount is paid to the non-executive Chair of the Board or the Lead Independent Director, as applicable. Mr. Black’s compensation for serving as Executive Chair until May 16, 2024 is included in the “2024 Summary Compensation Table.”

21	Proxy Statement for the 2025 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We also reimburse our non-employee directors for out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

Changes to Non-Employee Director Compensation

During 2024, the Compensation & Talent Committee conducted a regular review of our non-employee director compensation program. The Compensation & Talent Committee conducted its review in consultation with its third-party compensation consultant, Compensia, Inc. (“Compensia”), which provided compensation data and analyses. Based on its review, the Compensation & Talent Committee recommended to the Board that certain changes be made to our non-employee director compensation program in order to better align non-employee director compensation with market practices. Effective beginning on the date of the 2025 Annual Meeting, the Board approved eliminating the stock option components of the annual and initial equity grants, while increasing the total value of the annual and initial equity grants to $200,000. The Board also approved increases to a number of the annual cash retainers, specifically the Board Chairperson annual retainer (to $85,000), the Governance & Nominating Committee Chairperson annual retainer (to $8,500), and the Compensation & Talent Committee non-chair member annual retainer (to $7,500). Under the revised program, the initial equity grant will be in the form of RSUs rather than stock options, and the annual equity grant can be RSUs, DSUs, or a combination thereof, at the director’s election.

2024 Director Compensation Table
The table below sets forth the compensation paid to our non-employee directors during 2024.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Name(1)	($)	($)(2)	($)(2)	($)
James Ramsey	46,240	91,163	91,237	228,640
Marty Réaume	55,870	91,163	91,237	238,270
Tami Reller	49,385	91,163	91,237	231,785
Philip Soran	73,000	91,163	91,237	255,400
Anne Sempowski Ward	51,505	91,163	91,237	233,905
Sven Wehrwein	65,000	91,163	91,237	247,400

(1)Mr. Collins and Mr. Black did not receive any separate compensation for their service as directors. Their compensation for 2024 is included in the “2024 Summary Compensation Table.”
(2)Represents the grant date fair value of the stock and option awards granted during the year determined in accordance with ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation of our equity awards for financial reporting purposes, refer to Note A and Note K to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Under our stock ownership guidelines, we require our non-employee directors to beneficially own shares of our common stock with a value at least equal to five times the annual non-chair cash retainer ($175,000 for 2024). Non-employee directors must comply with the stock ownership guidelines within five years of their appointment to the Board. Until a non-employee director has achieved compliance with the ownership guidelines, the director must retain 50% of the shares acquired upon exercise, vesting or settlement of any equity award, net of shares otherwise deliverable to satisfy the payment of any applicable exercise price or tax withholding. The following shares do not count toward satisfaction of our ownership guidelines: (i) shares subject to a compensatory equity-based award of any kind that has not yet vested; and (ii) shares subject to an option, stock appreciation right, restricted stock unit, deferred stock unit or similar award that has not yet been exercised and is not in-the-money. Currently, vested in-the-money options count toward the ownership level, but effective January 1, 2027, unexercised stock options will not count toward the ownership level. As of March 19, 2025, each of our non-employee directors had met the stock ownership requirement or had served as a director for less than five years.

22	Proxy Statement for the 2025 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
As of December 31, 2024, the non-employee directors held shares of unvested restricted stock, options, and exercisable options as follows:

		Options
	Unvested Restricted Stock	Total Outstanding	Outstanding and Exercisable
Name	(#)	(#)	(#)
James Ramsey	117	17,982	17,698
Marty Réaume	117	17,982	17,698
Tami Reller	117	24,552	24,268
Philip Soran	117	17,982	17,698
Anne Sempowski Ward	117	12,947	12,663
Sven Wehrwein	117	5,714	5,430

Corporate Responsibility
SPS Commerce is committed to advancing our efforts around corporate responsibility and ESG practices. Our values shape how we connect, innovate, and give back—driving social impact, responsible growth, and sustainable practices. We continue to develop our strategies and invest in areas that help us positively impact SPS employees, customers, investors, our communities, and the many industries we serve. Together, we are creating a more connected and resilient future for all. To learn more, see our inaugural ESG Report posted in the Corporate Responsibility section of our website.

ESG Governance
Our ESG efforts are overseen by the Board’s Governance & Nominating Committee, which also provides guidance to the Board and management on corporate responsibility matters, including on ESG matters. In addition, the Compensation & Talent Committee of the Board reviews and provides guidance to our management with respect to organizational culture and employee experience. Our ESG efforts are driven by a cross functional ESG Committee composed of leaders and subject matter experts from across our business. This group provides ESG-related reporting and metrics to help inform our decision-making and guide the important work happening across the organization.

Environment
As a provider of cloud-based supply chain management solutions, our environmental footprint is relatively small, and the majority of our impacts are the result of indirect business activities in our upstream and downstream value chain. Even so, we are committed to managing our global resources responsibly. We are collaborating with a third-party consultant to advance our existing environmental efforts, gather data and insights to inform our goals and determine how we can promote positive environmental impacts through our work. For more information, see our inaugural ESG Report posted in the Corporate Responsibility section of our website.

Employee Experience
At SPS Commerce, we are on a mission to power the connections that move the world of commerce forward, and we understand the significance of our culture and workplace in supporting this endeavor. For years, we have prioritized creating an environment where all employees feel they belong—one where they are accepted, valued and empowered to make meaningful contributions. Because together, we achieve more. We value our employees’ diverse backgrounds, experiences and perspectives, and we’re committed to ensuring their fair treatment and opportunities for advancement at SPS. We actively foster an environment where employees can show up as their authentic selves, respecting cultural, religious and personal differences. To learn more about how we cultivate an employee experience rooted in a sense of belonging, see our inaugural ESG Report posted in the Corporate Responsibility section of our website.

23	Proxy Statement for the 2025 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Give Back
At SPS Commerce, our commitment to positive change extends well beyond advancing commerce. A key pillar of our ESG strategy is fostering a culture of giving, where employees are empowered to make meaningful contributions to their communities. One of our core values, “Give Back,” reflects our belief that generosity and compassion can create lasting impact. This is demonstrated through the work of the SPS Foundation, our corporate donations and sponsorships, and the numerous volunteer initiatives we support. Together, these efforts exemplify our dedication to making a difference in the communities where we live and work. To learn more, see our inaugural ESG report and “Giving Back” section in the Corporate Responsibility section of our website.

24	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) discusses the philosophy and objectives underlying our executive compensation policies, practices and decisions, as well as the factors considered as part of our compensation analysis and decision-making. The CD&A describes the compensation of our NEOs in fiscal year 2024.
Named Executive Officers
Our NEOs, who constituted all of our executive officers during 2024, are the following:

•Chad Collins, Chief Executive Officer
•Kimberly Nelson, Executive Vice President & Chief Financial Officer
•Dan Juckniess, Executive Vice President & Chief Revenue Officer
•Jamie Thingelstad, Executive Vice President & Chief Technology Officer
•Archie Black, Former Executive Chair and Former Chief Executive Officer
•James Frome, Former President & Chief Operating Officer

Our current executive officers are the following:

Chad Collins	Kimberly Nelson	Daniel Juckniess	Jamie Thingelstad

Chief Executive Officer(1)	Executive Vice President & Chief Financial Officer	Executive Vice President & Chief Revenue Officer	Executive Vice President & Chief Technology Officer
Age 49(1)	Age 57(1)	Age 57(1)	Age 53(1)
Chief Executive Officer since 2023	Executive Vice President & Chief Financial Officer since 2007	•Joined the Company in 2016 as Senior Vice President & Chief Sales Officer •Promoted to current position as of June 1, 2024	•Joined the Company in 2013 as Senior Vice President & Chief Technology Officer •Promoted to current position as of June 1, 2024
(1)Age as of March 28, 2025

25	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Executive Summary
Financial and Business Highlights
In 2024, we demonstrated ongoing success in expanding our network as we continued to play a key role in retailers’ and suppliers’ transformation to omnichannel retail, improving supply chain efficiencies, and enabling our customers’ international expansion. We delivered profitable growth and continued to invest for the future to strengthen our competitive position across a large, addressable market. For selected financial performance highlights and stockholder return, see below.

96
Quarters of Consecutive Revenue Growth

19%
Compound Annual Revenue Growth (CAGR)

Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A in this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

3 Year Total Stockholder Return Performance

$200
$150
$100
$50
$—
1/1/2022
7/1/2022
1/1/2023
7/1/2023
1/1/2024
7/1/2024
1/1/2025
SPS
Russell 1000
Breakeven

49%
SPS Return

28%
Russell 1000 Return

26	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
2024 Highlights

Chief Executive Officer Compensation and Officer Transitions

•Chief Executive Officer Compensation: Chad Collins was appointed as our CEO on October 2, 2023. Prior to his appointment, our Compensation & Talent Committee (the “Committee”) engaged Compensia to provide market data from our compensation peer group as well as examples of recent new hire CEO compensation packages from similarly sized technology companies to determine his 2024 compensation. The Committee considered this market data, Mr. Collins’ prior experience, internal pay equity, and our other compensation determination factors (as described in “Factors Considered in Compensation Deliberations” on pages 31-32) to determine the total direct compensation that would attract, retain and motivate Mr. Collins as our CEO.

In addition to his 2024 total annual compensation discussed below, in order to incentivize Mr. Collins to leave his prior employment and to offset the value of the equity awards forfeited by Mr. Collins in connection with his departure, Mr. Collins was granted a one-time supplemental equity award consisting of RSUs and PSUs with an approximate value of $11 million. The RSU award, with a value of $6.5 million, was granted on November 2, 2023. The PSU award, with a target value of approximately $4.5 million, was granted in January 2024 along with his annual 2024 PSU grant.

•New Executive Officers: On June 1, 2024, Daniel Juckniess was promoted from Senior Vice President and Chief Sales Officer to Executive Vice President and Chief Revenue Officer, and Jamie Thingelstad was promoted from Senior Vice President and Chief Technology Officer to Executive Vice President and Chief Technology Officer. In determining the compensation of Messrs. Juckniess and Thingelstad in connection with their promotions, the Committee engaged Compensia to provide market data for similar roles from our peer group and also considered their experience as well as internal pay equity.

•Officer Transitions: Archie Black transitioned from CEO to Executive Chair in October 2023, and continued to serve as Executive Chair through May 16, 2024, when he retired from the Company. The Board believed Mr. Black’s role as Executive Chair, and his commensurate level of compensation, was crucial in providing for the smooth transition of the CEO role to Mr. Collins. In addition, James Frome, Former President and Chief Operating Officer, retired from the Company on December 31, 2024.

Executive Compensation Highlights

•Base Salaries: Mr. Collins’ base salary for 2024 was $525,000, as determined in connection with his recruitment and appointment as CEO in October 2023. We increased Ms. Nelson’s base salary by 9% based on performance, experience, and market competitiveness. Mr. Juckniess and Mr. Thingelstad were appointed as executive officers of the Company on June 1, 2024, and received 6% and 3% increases to their base salaries, respectively, in connection with their promotions and to maintain market competitiveness. Mr. Frome’s and Mr. Black’s base salaries remained the same as the prior year.

•Management Incentive Plan: In 2024, we maintained our formula-based target incentive cash bonus opportunity. Mr. Collins’ target incentive cash bonus opportunity for 2024 was 100% of his base salary; again, as determined in connection with his recruitment and appointment as CEO. Ms. Nelson’s, Mr.Thingelstad’s and Mr. Frome’s target percentage opportunity remained the same as the prior year. Mr. Juckniess’ target bonus opportunity was increased from 80% to 100% of his base salary in connection with his promotion to align with market data. Based on our strong operating results for fiscal year 2024, the formula-based bonus was paid at 120% of target amounts. Mr. Black did not receive a target bonus opportunity for 2024.

27	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
•Equity Awards: We approved annual time-based RSU equity awards and performance-based PSU equity awards, each representing approximately 50% of Mr. Collins’ and Ms. Nelson’s annual equity awards for fiscal year 2024. As in prior years, the number of PSUs that will be earned is based on our relative TSR performance against the Russell 2000 Index measured over a three-year period. In light of their planned retirements, we approved only RSU awards for Messrs. Frome and Black, representing 100% of their equity awards for fiscal year 2024.

Mr. Collins’ annual equity awards for 2024 had a target value of approximately $8.4 million, which included a pro-rated amount for 2023, as the awards were determined in connection with his recruitment and appointment as CEO in October 2023. The equity awards for Ms. Nelson and Mr. Frome had a target value of $4.5 million, and a value of $5 million, respectively. The total equity award values for Mr. Juckniess and Mr. Thingelstad were increased, in the form of additional RSU grants in connection with their promotions, by 40% and 20%, respectively. Mr. Black received an RSU grant of $4 million in connection with his continued service as Executive Chair to ensure a smooth CEO transition. This amount represented a decrease of approximately 50% of his total equity award over the prior fiscal year.

Summary of Compensation Program Elements
Our compensation program for our executive officers uses the following compensation elements:

Compensation Element	Purpose	What it Rewards
Base Salary	Attract, motivate, and retain top executive talent	Experience, skills, duties and responsibilities, and individual performance
Management Incentive Plan	Motivate our executives to achieve specific financial goals	Individual and company-wide performance
Equity Awards (RSUs and PSUs)	Aligns long-term objectives with those of stockholders; motivates long-term financial performance; and promotes retention	Long-term financial and stock-price performance
The below graphs1 illustrate the percentage of our NEOs’ average compensation2 in 2024 that we consider at-risk compensation as well as the components of compensation and equity weighting of RSUs and PSUs:
1The graphs above do not include compensation paid to Mr. Black due to his retirement from the Company as of May 16, 2024 and do not include Mr. Collins’ one-time PSU sign-on grant that was awarded in 2024 as described above in “Fiscal 2024 Highlights.” In addition, the “Avg. NEO Compensation: Annual Equity” graph does not include the RSUs granted on February 15, 2024 to Mr. Frome.
2Equity components of compensation represent grant date fair value as determined in accordance with ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation for financial reporting purposes, refer to Note A and Note K to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

28	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Policies and Practices
To promote the objectives discussed above, we maintain the following policies and practices:

We do:	We do not:
Complete an annual compensation risk assessment.	Pay any tax gross-ups on payments made to our NEOs in connection with a severance or change in control event.
Engage an independent compensation consultant, Compensia, to provide the Committee with market data and guidance on best practices.	Allow employees, including executives and directors, to engage in transactions involving short sales, publicly traded options or other derivative securities, hedging or pledging of Company stock.
Offer a significant portion of executive compensation that is performance-based, including cash bonuses and PSUs, to align the interests of our NEOs and our stockholders.	Provide perquisites or other personal benefits to our NEOs beyond what is provided to our other employees.
Conduct an annual say-on-pay vote.	Allow single-trigger vesting of our NEOs’ equity.
Provide PSUs that are subject to performance-based and time-based vesting.
Require double-trigger vesting of equity in the event of a change in control.
Maintain robust stock ownership guidelines.
Maintain a required incentive recoupment (i.e., clawback) policy and a supplemental clawback policy.
See “Other Compensation Policies” on pages 37-38 for more detailed information on certain of our compensation policies and practices.

Strong Say-on-Pay Support

96%
2024 Say-on-Pay Approval

Our Committee regularly considers the results of the stockholders’ advisory vote on the compensation of our NEOs. The Committee considered the results of the say-on-pay vote when evaluating our compensation practices and policies and when setting the compensation of our NEOs for 2024 and determined that our compensation program was well aligned and properly supporting stockholders. The Committee believes that the significant support for the prior year say-on-pay proposal, and historical support as shown below, demonstrates stockholders’ strong support of our compensation program, policies, and practices.

29	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Historical Stockholder Say-on-Pay Approval
95%
97%
97%
96%
96%
2020
2021
2022
2023
2024

Compensation Objectives
We set the compensation of our NEOs based on their ability to create sustainable long-term stockholder value in a cost-effective manner. Our executive compensation philosophy is to align executive compensation decisions with our desired business direction, strategy, and performance. The primary objectives of our executive compensation program are the following:
•Pay for Performance: Emphasize performance-based compensation, primarily PSUs and cash bonuses, that are tied to our financial and stock price performance in an effort to generate and reward superior individual and collective performance;

•Stockholder Alignment: Link our NEOs’ incentive goals with the interests of our stockholders by providing equity-based compensation and establishing stock ownership guidelines for NEOs;

•Long-Term Success: Support and reward our NEOs for consistent performance over time and the achievement of our long-term strategic goals that align with the interests of our stockholders;

•Attraction and Retention: Attract and retain highly qualified executives whose abilities are critical to our success and competitive advantage; and

•Promote Accountability and Discourage Excessive or Inappropriate Risk-Taking: Discourage excessive risk-taking by maintaining stock ownership guidelines, anti-hedging prohibitions, and clawback policies. The Committee also engaged Compensia to complete an executive compensation risk assessment, which has determined that our compensation programs do not create inappropriate or excessive risk that is likely to have a material adverse effect on our Company.
To achieve these objectives, we have designed an executive compensation program that is significantly weighted towards long-term compensation; as noted above, over 80% of the 2024 regular executive compensation consisted of long-term equity incentives. This approach aids us in the retention of executive officers and assures that the interests of our executive officers and stockholders are aligned.
While we have identified particular compensation objectives that each element of executive compensation serves, our compensation program is designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, we believe that as a part of our overall executive compensation approach, each individual element, to a greater or lesser extent, serves each of our objectives.

30	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Peer Group
Our Committee determines executive compensation, in part, by reference to market data for the executives of a peer group of comparable companies. This market data from our compensation peer group is valuable to the Committee because it provides insight into competitive pay practices for each of the elements of total direct compensation as well as confirms the reasonableness of its compensation decisions. The Committee, with the assistance of Compensia, reviews and approves our compensation peer group annually to ensure it reflects industry or economic changes and our selection criteria. Our current selection criteria include U.S.-based software and internet services companies with trailing four quarters revenue between 50% and 200% of our trailing four quarters revenue and with a market capitalization between 50% and 300% of our market capitalization at the time of review.

For purposes of 2024 compensation decisions, our Committee reviewed a formal compensation study and executive compensation market assessment prepared by Compensia in 2023, which included the following peer group companies:

Alteryx	nCino
AppFolio	PagerDuty
Appian	Paylocity Holding
Asana	Q2 Holdings
Blackline	Qualys
Doximity	Rapid7
Fastly	Smartsheet
GitLab	Varonis Systems
HashiCorp	Workiva
Jamf Holding	Zuora
Manhattan Associates

In comparison to the prior year peers, we added four companies and removed three companies. We removed Health Catalyst and LivePerson as those companies had market capitalization values below our comparison range and we also removed SailPoint Technologies as the company was acquired. We added Doximity, GitLab, HashiCorp, and Manhattan Associates because they met our selection criteria. We generally aim to have approximately 20 peer group members to ensure a proper level of data analysis.

Factors Considered in Compensation Deliberations
The Committee does not use a single method or measure in setting or approving the target total direct compensation opportunities for each individual compensation element for our NEOs, nor is the weighting of any one factor on the determination of pay elements and levels quantifiable in comparison to the other factors. The Committee begins with a review of the market data and then considers the factors below when selecting and setting the amount of each compensation element for our NEOs, which provides a framework for its compensation decision-making:

•Our executive compensation program objectives;
•Our performance against the financial and operational goals and objectives established by the Committee and our Board;
•Each NEO’s qualifications, knowledge, skills, experience, and tenure relative to other similarly situated executives at the companies in our compensation peer group;
•The scope of each NEO’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group;
•The prior performance of each NEO, based on an assessment of their contributions to our overall performance, and ability to lead their business unit or function and drive company wide strategy in collaboration with the entire executive team;

31	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
•The potential of each NEO to contribute to our long-term financial, operational, and strategic objectives;
•The CEO’s compensation relative to that of our other executive officers, and compensation parity among our executive officers;
•Our financial performance relative to our peers;
•The compensation practices of our compensation peer group and the positioning of each NEO’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data;
•In the case of long-term incentive compensation, the value of unvested equity awards held by each of our NEOs, including the equity awards and other long-term compensation opportunities granted to each executive officer in prior years; and
•The recommendations provided by our CEO regarding the compensation of our other NEOs, as described below.
These factors provide the framework for decision-making by the Committee with respect to the compensation of each of our NEOs.
Base Salary
Base salaries are used to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our NEOs. Initially at the time of their hire, base salaries for each of our NEOs were established based on arm’s-length negotiations between us and the executive and the other factors discussed below. Subsequently, our Committee reviews the base salaries of our NEOs annually at the beginning of each year, or in the case of NEOs who are promoted to an executive officer level position, at the time of their promotion. When negotiating or reviewing base salaries, the Committee considers market competitiveness based on experience, the executive’s expected future contribution to our success, the relative base salaries and responsibilities of our other executives, the executive’s prior year performance, and the market data of similarly situated roles in our compensation peer group. Mr. Collins’ 2024 base salary was determined as part of his recruitment and appointment in October 2023. The Committee increased the base salary for Ms. Nelson for fiscal year 2024, based on performance, experience, and market competitiveness. Mr. Juckniess and Mr. Thingelstad were appointed as executive officers of the Company on June 1, 2024, and received approximately 6% and 3% increases to their base salary, respectively, in connection with their promotions and to maintain market competitiveness. Their respective base salaries effective upon their promotions are reflected below for 2024. Mr. Frome’s and Mr. Black’s base salaries stayed the same as 2023; however, Mr. Black’s actual paid salary was significantly less than the amount shown below because he retired as Executive Chair on May 16, 2024.

Name	2024 Base Salary ($)	2023 Base Salary ($)	Increase
Chad Collins	525,000	525,000	0%
Kimberly Nelson	435,000	400,000	9%
Dan Juckniess	425,000	—	—
Jamie Thingelstad	400,000	—	—
Archie Black	538,000	538,000	0%
James Frome	425,000	425,000	0%
Management Incentive Plan
Our NEOs participate in our Management Incentive Plan, which provides them with an opportunity to receive a formula-based cash bonus. The bonus is intended to motivate our executives to achieve specific financial goals that will drive the growth and success of our business.
The formula-based bonus is determined by a target bonus opportunity (relative to the NEO’s base salary) for each NEO, which is established by the Committee at the beginning of each year. The Committee establishes the target bonus opportunity at an amount it believes is necessary to:

32	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
•provide competitive overall total cash compensation in light of each NEO’s base salary;
•motivate our executives to achieve an aggressive level of growth; and
•promote our pay for performance compensation objective.

For 2024, Mr. Collins’ target bonus opportunity was 100% of base salary, as determined in connection with his recruitment and appointment as CEO in October 2023. The target bonus opportunities for each of Ms. Nelson and Mr. Frome remained the same as 2023, at 80% of base salary and 100% of base salary, respectively. Mr. Juckniess’ target bonus opportunity was increased from 80% to 100% of his base salary in connection with his promotion to align with market data, and Mr. Thingelstad’s target bonus opportunity remained the same at 60% of his base salary. Mr. Black did not have a target bonus opportunity for 2024. The amount of the bonus, if any, actually paid to executives after the end of the year is determined by the matrix approved by the Committee. The matrix takes into account our revenues and earnings before interest, taxes, depreciation and amortization, stock-based compensation, and other adjustments (“Adjusted EBITDA”). Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A in this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.
The formula-based bonus is based in part on revenues because, given the scalability of our current core business, the Committee believes revenue growth has the most significant impact on our financial results. The Committee also believes the bonus should be based in part on Adjusted EBITDA, because Adjusted EBITDA is a useful measure of our operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets.

The matrix approved for 2024 provided that each executive would receive a percentage of their target formula-based bonus, between zero and 200%, based on our actual revenues and Adjusted EBITDA performance for the year. In line with our pay-for-performance objective, if either the minimum revenue or Adjusted EBITDA threshold was not achieved, zero bonus would have been earned.
Per the Management Incentive Plan, the Committee has the ability to adjust the established thresholds for revenues and Adjusted EBITDA in the event we completed any acquisitions during the year to reflect the Company’s operating performance. The Committee exercised such discretion for 2024 and adjusted thresholds for both revenue and Adjusted EBITDA based on the financial results of the Vision33, Traverse Systems and SupplyPike acquisitions.
The Committee approved the matrix with the intent that achieving 100% of an executive’s target bonus will be a difficult but achievable goal in light of the prior year’s results of operations and anticipated growth for 2024. As a result of 2024 performance, the formula-based bonus for Messrs. Collins, Frome, Juckniess, Thingelstad and Ms. Nelson was determined to be earned at 120% of the target amount, and was paid in 2025.

33	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
See below for the summary of the incentive factor thresholds, actual results, and corresponding earned incentive for 2024:

Incentive Factors	Minimum Incentive Threshold (1)	Target Incentive Threshold	Maximum Incentive Threshold	Actual Results
Revenue	$626,700,000	$633,900,000	$642,900,000	$637,765,000
Adjusted EBITDA(2)	$185,700,000	$185,700,000	$194,700,000	$186,631,000

Name	Minimum Incentive	Target Incentive	Maximum Incentive	Earned Incentive
Chad Collins	$315,000	$525,000	$1,050,000	$630,000
Kimberly Nelson	$208,800	$348,000	$696,000	$417,600
Dan Juckniess (3)	$255,000	$425,000	$850,000	$457,500
Jamie Thingelstad (3)	$144,000	$240,000	$480,000	$285,000
Archie Black (4)	$—	$—	$—	$—
James Frome	$255,000	$425,000	$850,000	$510,000

2024 Proportion of Target	60%	100%	200%	120%

(1) If either the minimum revenue or Adjusted EBITDA threshold was not achieved, zero bonus would have been earned.
(2) Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A in this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.
(3) The “Target Incentive” amount for Mr. Juckniess reflects his target bonus opportunity in effect as of June 1, 2024 when he was promoted to his current position. His “Earned Incentive” amount reflects the actual pro-rated incentive earned based on the target bonus opportunity in effect for January 1 - May 31 (80% of base salary) and June 1 - December 31, 2024 (100% of base salary). Mr. Thingelstad’s target bonus opportunity remained at 60% of his base salary following his promotion; however, as discussed above, his base salary increased approximately 3%.
(4) Mr. Black did not receive an annual target bonus opportunity for 2024.

Equity Awards

The equity awards granted to our NEOs reflect the pay levels our Committee believes are appropriate relative to the market data, each executive’s individual performance, and maintaining an overall competitive compensation package. We believe equity awards are an important element of compensation because they align our NEOs’ interests with those of our shareholders. Equity awards make up a significant portion of our NEOs’ total compensation package and we anticipate that equity compensation will remain a significant part of our executive compensation program in the future. Our equity awards will continue to be granted on an annual basis to ensure a continued unvested equity component remains as a long-term incentive for each of our executives. When determining the size of the equity award for our NEOs, our Committee considers the executive’s position and responsibilities, internal pay equity, competitive market data, CEO recommendations for the other NEOs, and the anticipated future contribution the executive will make to our growth and success.

34	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Mr. Collins’ total equity award value for 2024 was determined in connection with his recruitment and appointment as CEO in late 2023. For Ms. Nelson and Mr. Frome, the Committee increased the total value of their equity awards granted in 2024 by 33% and 34%, respectively, compared to 2023. The Committee believed these increases were necessary to ensure competitiveness with our compensation peer group considering significant increases in the market data. The Committee also considered individual performance and continued strong financial performance of the Company when determining the equity award amounts. Specifically, for Mr. Frome, the Committee believed a market competitive RSU grant would continue to incentivize Mr. Frome leading up to his anticipated retirement, and also provide for a successful transfer of knowledge prior to his departure. Mr. Frome did not receive a PSU grant. The total equity award values for Mr. Juckniess and Mr. Thingelstad were increased, in the form of additional RSU grants in connection with their promotions, by 40% and 20%, respectively. The Committee believed these increases were necessary for market competitiveness. Finally, Mr. Black received an RSU grant in 2024 in connection with his continued service as Executive Chair to ensure a smooth CEO transition; however, Mr. Black did not receive a PSU grant. See below for the amount and mix of equity awards types granted to our NEOs.

RSUs Granted

Named Executive Officer	2024 NEO Grant Date Value	2024 NEO Grant Shares/Units (#)	2024 Equity Award Package Proportion
Chad Collins	$4,218,572	21,450	49%
Kimberly Nelson	2,257,968	11,481	49%
Dan Juckniess	2,059,741	10,198	64%
Jamie Thingelstad	1,461,807	7,306	58%
Archie Black	3,999,874	20,338	100%
James Frome	4,999,941	25,423	100%
Average	$3,166,317	16,033	70%

The RSU awards listed above for each of Mr. Juckniess and Mr. Thingelstad comprise two awards, one of which was their annual grant in early 2024, and one of which was made in connection with their promotions to their current positions on August 1, 2024 with a grant date value of approximately $920,000 (4,402 RSUs) and approximately $424,000 (2,029 RSUs), respectively. While the Committee aims for an approximate 50% allocation between RSUs and PSUs, Mr. Juckniess and Mr. Thingelstad received RSUs and not PSUs in connection with their mid-year promotions to their current positions, resulting in the percentage of RSUs relative to PSUs being higher for 2024. Similarly, in light of Mr. Black’s and Mr. Frome’s anticipated retirements, they received 100% of their equity award in RSUs.

PSUs Granted

Named Executive Officer	2024 NEO Target Grant Date Value	2024 NEO Target Grant Shares/Units (#)	2024 Equity Award Package Proportion
Chad Collins	$4,365,123	22,890	51%
Kimberly Nelson	2,336,266	12,251	51%
Dan Juckniess	1,179,480	6,185	36%
Jamie Thingelstad	1,074,022	5,632	42%
Archie Black	—	—	—%
James Frome	—	—	—%
Average	$1,492,482	7,826	30%

As discussed above under “Fiscal 2024 Highlights,” in addition to the PSU award listed above, Mr. Collins received an award of PSUs with a target value of approximately $4.5 million granted on January 2, 2024. This PSU award, along with a grant of RSUs awarded in 2023, was provided in order to incentivize Mr. Collins to leave his prior employment and to offset the value of the equity awards forfeited by Mr. Collins in connection with his departure.

35	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

RSUs
RSUs generally vest over four years and are intended to provide a strong retention component to the compensation program as they require the executives to maintain continuous employment with us in order for the awards to vest.
PSUs
PSUs are earned over a three-year performance period depending on the Company’s performance during such performance period and the award recipient’s continued employment. We believe PSUs further align our executives’ interests with those of our stockholders because the executives only earn the PSUs if certain performance goals are achieved.
The PSUs granted in 2024 will be earned contingent upon successful attainment of predetermined TSR targets, relative to Russell 2000 companies (the “Index”) over the course of the applicable performance period. PSUs vest in the quarter following the end of the performance period, upon the Committee’s certification of the level of performance and number of PSUs earned. The Index was selected because it is a major, broad index of stocks of which we are a component and many members are similar in size to SPS. The three-year period was designed to provide a long-term performance period to align NEO compensation with long-term stockholder returns. The following table sets forth the TSR targets for PSUs granted to our NEOs in each of 2022, 2023, and 2024:

Company TSR as Compared to Index TSR	Percentage of Target PSUs Earned
Company TSR is more than 10% less than Index TSR	0%
Company TSR is 10% less than Index TSR	40% (threshold)
Company TSR is equal to Index TSR	80%
Company TSR is 5% greater than Index TSR	100% (target)
Company TSR is 30% greater than Index TSR	200% (maximum)
If the Company’s TSR is greater than the Index TSR but is negative, the percentage of PSUs earned is capped at 100%. If the comparison of the Company’s TSR against the Index TSR falls between the levels specified in the above table, the corresponding PSUs earned will be determined by a linear interpolation.
In early 2025, the Committee certified results for the 2022 – 2024 performance period for PSUs granted in 2022. Based on the Company’s TSR achieved relative to the Index TSR, the maximum performance was achieved, the maximum number of PSUs were earned, and the earned PSUs vested in 2025. See below for the calculation of the earned PSUs.

Performance Period: 2022 – 2024
Company TSR	36%
Index TSR	5%
Company TSR in Excess of Index TSR	31%
Percent of Target PSUs Earned	(maximum) 200%
The earned PSUs are included in the “Outstanding Equity Awards at Fiscal Year-End” Table.
The Role of the Committee, Consultants and NEOs in Determining Compensation
Historically and in 2024, the Committee has determined all elements of compensation for our NEOs. Generally, prior to making its compensation determinations, our CEO provides his review of the NEOs, other than himself, to the Committee. Our Committee engages Compensia, a national independent compensation consultant, to help evaluate our compensation philosophy and practices and to provide guidance in administering our compensation program. Our Committee has determined that Compensia is independent, knowledgeable and has access to a wealth of data to inform the Committee’s decisions. The Committee has not identified any conflicts of interest raised by the services provided by Compensia.

36	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Other Compensation Policies

Stock Ownership Guidelines
Under our stock ownership guidelines, we require our executive officers to beneficially own shares of our common stock with a value at least equal to the amount shown in the following schedule:

Position	Common Stock Ownership Requirement Relative to Base Salary
CEO	3x
Other NEOs	1x
An executive officer has five years from the date they become subject to the ownership guidelines to achieve compliance with the guidelines. Until an executive officer has achieved compliance with the ownership guidelines, the individual must retain 50% of the shares acquired upon exercise, vesting or settlement of any equity award, net of shares otherwise deliverable to satisfy the payment of any applicable exercise price or tax withholding. The following shares do not count toward satisfaction of our ownership guidelines: (i) shares subject to a compensatory equity-based award of any kind that has not yet vested; and (ii) shares subject to an option, stock appreciation right, restricted stock unit, deferred stock unit or similar award that has not yet been exercised and is not in-the-money. Currently, vested in-the-money options count toward the ownership level, but effective January 1, 2027, unexercised stock options will not count toward the ownership level. As of March 19, 2025, each of our current executive officers was in compliance with our stock ownership guidelines.

Insider Trading Policy and Hedging, Pledging and Other Restricted Transactions
The Company has adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of the Company’s securities by directors, officers and employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. Further, it is the Company’s policy that any transactions by the Company in its own securities will comply with applicable laws with respect to insider trading.
In addition, our Insider Trading Policy prohibits our directors, officers and employees and their immediate family members and others living in the same household from engaging in the following transactions with respect to our securities:
•Holding our securities in a margin account, or pledging our securities as loan collateral;
•Short sales of our securities (selling securities not owned at the time of sale);
•Buying or selling put or call options or other derivative securities based on our securities;
•Purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, zero cost collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities; and
•Engaging in limit orders or other pre-arranged transactions that execute automatically, except for “same-day” limit orders and approved 10b5-1 plans.

Policy regarding Timing of Granting of Equity Awards

As discussed above under “Summary of Compensation Program Elements,” the Company awards equity in the form of RSUs and PSUs to our NEOs. While our 2010 Equity Incentive Plan authorizes the issuance of various equity awards, including stock options, we do not currently award stock options to our NEOs. The Company did not grant stock options to any NEO during 2024, but certain NEOs still hold non-qualified stock options from grants made in prior years.

37	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
The Committee generally follows a regular cadence for the purpose of determining annual awards. Typically in December of each year, the Committee approves the value of the RSUs and PSUs to be granted to our executive officers, with the grant date of the RSUs to occur and the number of units to be determined following the public announcement of the fiscal year financial results. RSUs that are granted on an annual basis vest 25% on the first anniversary of the date of grant, and in a series of 36 equal monthly installments each month thereafter (beginning with awards made in 2025, RSUs vest 25% per year over four years on each anniversary of the grant date). PSUs are granted and performance thresholds set at the beginning of each fiscal year as the start of a new three-year performance period. In addition, at the beginning of each fiscal year, the Company assesses its performance for the prior performance year. The achievement of performance thresholds under outstanding PSUs is determined, and PSUs for which the three-year performance period has concluded vest in an amount according to performance thresholds that were determined at the time of grant.

As a result, in all cases, the timing of grants of equity awards occurs independent of the release of any material nonpublic information, and we do not have any program, plan, or practice to select equity award grant dates for executive officers in coordination with the release of material nonpublic information for the purpose of affecting the value of executive compensation.

Clawback Policy
We maintain a clawback policy pursuant to, and in compliance with, Rule 10D-1 of the Exchange Act, SEC regulations promulgated thereunder, and applicable Nasdaq listing standards (the “Required Clawback Policy”), as well as a supplemental clawback policy (the “Supplemental Clawback Policy”).

The Required Clawback Policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, received by officers of the Company, as defined under Rule 16a-1(f) of the Exchange Act (“executive officers”). The Required Clawback Policy provides that, in the event of an accounting restatement due to material noncompliance of the Company with any financial reporting requirement, the Committee will determine the amount of the erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Company will provide each such executive officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Recoupment Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by Nasdaq listing standards.

The Supplemental Clawback Policy provides that if any senior vice president or above (including all executive officers) of the Company is determined by the Committee to have engaged in misconduct resulting in either a violation of the law or of Company policy that has caused significant financial or reputational harm to the Company and either the individual committed the misconduct directly or failed in his or her responsibility to manage or monitor the applicable conduct or risks, then the Committee may determine to require recovery from such individual of any or all incentive compensation (which means any annual or long-term incentive compensation, including equity-based compensation) that was awarded, vested or paid or is scheduled to be vested or paid during any fiscal year in which the misconduct occurred.

38	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Other Compensation
Perquisites are not a material aspect of our executive compensation program. All of our full-time employees, including our NEOs, are eligible to participate in our 401(k) Plan and Employee Stock Purchase Plan (“ESPP”), subject to limitations established by law. In the 401(k) Plan, participants can contribute up to 80% of their compensation, subject to the limits established by law, and we match 50% of the participants’ contribution up to the first 6% of pre-tax annual compensation. A portion of our match is in Company stock, which is purchased in the open market by our plan provider and immediately deposited into the participants’ 401(k) account. Our ESPP allows participants to contribute up to 10% of their compensation, subject to limitations established by the law, to purchase common stock on an after-tax basis, at a price that is the lower of 85% of the fair market value of our common stock at the beginning or end of each stock purchase period.
Severance, Change in Control, and Retirement Benefits
We have entered into an employment agreement with Mr. Collins, and all other current executive officers are participants in our Executive Management Team Severance Plan (“Executive Severance Plan”). Mr. Collins’ employment agreement and the Executive Severance Plan require us to provide certain payments and benefits to them in the event of specified events, including termination of employment, a change in control of the Company, and retirement, with certain conditions. We believe that these payments and benefits are necessary to both attract and retain our executives and that they are in the best interests of the Company and our stockholders as they help ensure that we will have the continued dedication and objectivity of our executives, notwithstanding the possibility or occurrence of a change in control or planned retirement. See further discussion on these agreements in the “Potential Payments Upon Termination, Retirement, or Change in Control” below.
Tax Deductibility of Compensation
Under current federal tax laws, including previous changes to Section 162(m) of the Internal Revenue Code (the “Code”), the Company expects that compensation paid to our NEOs in excess of $1 million will not be deductible. The Committee believes that stockholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted, even though some compensation awards result in non-deductible compensation expenses to the Company. Also, the Committee takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.
Accounting Implications

The Committee considers the impact of accounting treatment in developing and implementing our compensation programs, including the accounting treatment of amounts awarded or paid to our NEOs. We measure and recognize compensation expense in accordance with the corresponding accounting guidance, ASC 718, for stock-based payments, which requires that compensation expense relating to stock-based payment transactions be recognized in the financial statements based on the grant date fair value of the awards issued.

Compensation & Talent Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis with management. We have recommended to the Board the inclusion of the Compensation Discussion and Analysis in the Company’s definitive Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Compensation & Talent Committee of the Board of Directors of SPS Commerce, Inc.
Marty Réaume, Chair
Tami Reller
Philip Soran

39	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

2024 Summary Compensation Table*
The following table provides information regarding the compensation paid to and earned by our NEOs in 2024, 2023, and 2022:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Chad Collins(4)	2024	525,000	—	13,239,826	630,000	10,350	14,405,176
Chief Executive Officer	2023	121,000	131,250	6,499,877	—	—	6,752,127

Kimberly Nelson	2024	435,000	—	4,594,234	417,600	10,350	5,457,184
Executive Vice President and	2023	400,000	—	3,449,853	448,000	9,900	4,307,753
Chief Financial Officer	2022	385,000	—	2,588,439	245,438	9,150	3,228,027

Dan Juckniess(5)	2024	410,000	—	3,239,221	457,500	10,350	4,117,071
Executive Vice President and
Chief Revenue Officer

Jamie Thingelstad(5)	2024	391,577	—	2,535,830	285,000	10,350	3,222,757
Executive Vice President and
Chief Technology Officer

Archie Black(4)	2024	215,200	—	3,999,874	—	10,350	4,225,424
Former Chief Executive	2023	538,000	—	8,315,596	753,200	9,900	9,616,696
Officer and Former	2022	523,000	—	5,089,381	444,550	9,150	6,066,081
Executive Chair

James Frome	2024	425,000	—	4,999,941	510,000	10,350	5,945,291
Former President and	2023	425,000	—	3,734,134	595,000	9,900	4,764,034
Chief Operating Officer	2022	400,000	—	3,286,927	340,000	9,150	4,036,077

(1)Represents a cash bonus that was a component of Mr. Collins’ initial compensation as reflected in his written offer letter regarding his appointment in 2023 as the Company’s Chief Executive Officer.
(2)Represents the grant date fair value of the stock awards granted during the year determined in accordance with ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation for our equity awards for financial reporting purposes, refer to Note A and Note K to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The grant date fair value of the stock-based awards granted in 2024 are as follows:

40	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Name	RSUs ($)	PSUs ($){A}	Total ($)
Chad Collins	4,218,572	9,021,254	13,239,826
Kimberly Nelson	2,257,968	2,336,266	4,594,234
Dan Juckniess	2,059,741	1,179,480	3,239,221
Jamie Thingelstad	1,461,807	1,074,022	2,535,829
Archie Black	3,999,874	—	3,999,874
James Frome	4,999,941	—	4,999,941

{A} Represents the grant date fair value of PSUs granted in 2024 at the target level. Mr. Collins’ 2024 PSUs comprise two awards, one being the annual PSU award and the other being a one-time supplemental equity award of PSUs with a target value of approximately $4.5 million, as determined in connection with his recruitment and appointment as CEO in late 2023. The maximum value of PSUs granted in 2024 for each NEO, defined as maximum shares at grant date share price, is as follows:

Name	Maximum PSUs ($)
Chad Collins	18,042,508
Kimberly Nelson	4,672,531
Dan Juckniess	2,358,959
Jamie Thingelstad	2,148,045

(3)Represents the matching contributions under our 401(k) Plan.
(4)Effective October 2, 2023, Mr. Black retired as Chief Executive Officer and became our Executive Chair, and Mr. Collins was appointed our Chief Executive Officer. For 2024, Mr. Collins’ Stock Awards include a one-time supplemental equity award of PSUs with a target value of approximately $4.5 million, as determined in connection with his recruitment and appointment as CEO in late 2023. Mr. Black ceased being our Executive Chair when his term as a director ended on May 16, 2024.
(5)Compensation amounts for 2023 and 2022 for Mr. Juckniess and Mr. Thingelstad are not required to be disclosed because they were not NEOs for those years. Their 2024 Salary amounts reflect their base salaries in effect for January 1 - May 31 prior to their respective promotions and June 1 - December 31, 2024 following their promotions to their current positions.

*    See the “Compensation Discussion and Analysis” above for a description of our executive compensation criteria and decisions necessary for an understanding of the information disclosed in this table.

41	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

2024 Grants of Plan-Based Awards Table
The following table sets forth certain information regarding grants of plan-based awards to our NEOs in 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date(1)	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Award: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(2)
Chad Collins
Annual Cash Bonus (3)		12/5/2023	315,000	525,000	1,050,000	—	—	—	—	—
PSU Award (4)	1/2/2024	7/3/2023	—	—	—	9,156	22,890	45,780	—	4,365,123
PSU Award (4)(5)	1/2/2024	7/3/2023	—	—	—	9,766	24,416	48,832	—	4,656,131
RSU Award (6)	2/15/2024	7/3/2023	—	—	—	—	—	—	21,450	4,218,572
Kimberly Nelson
Annual Cash Bonus (3)		12/5/2023	208,800	348,000	696,000	—	—	—	—	—
PSU Award (4)	1/2/2024	12/5/2023	—	—	—	4,900	12,251	24,502	—	2,336,266
RSU Award (6)	2/15/2024	12/5/2023	—	—	—	—	—	—	11,481	2,257,968
Dan Juckniess
Annual Cash Bonus (3)		5/16/2024	255,000	425,000	850,000	—	—	—	—	—
PSU Award (4)	1/2/2024	1/2/2024	—	—	—	2,474	6,185	12,370	—	1,179,480
RSU Award (6)	2/15/2024	2/9/2024	—	—	—	—	—	—	5,796	1,139,899
RSU Award (7)	8/1/2024	5/16/2024	—	—	—	—	—	—	4,402	919,842
Jamie Thingelstad
Annual Cash Bonus (3)		5/16/2024	144,000	240,000	480,000	—	—	—	—	—
PSU Award (4)	1/2/2024	1/2/2024	—	—	—	2,253	5,632	11,264	—	1,074,022
RSU Award (6)	2/15/2024	2/9/2024	—	—	—	—	—	—	5,277	1,037,828
RSU Award (7)	8/1/2024	5/16/2024	—	—	—	—	—	—	2,029	423,980
Archie Black
RSU Award (8)	2/15/2024	12/5/2023	—	—	—	—	—	—	20,338	3,999,874
James Frome
Annual Cash Bonus (3)		12/5/2023	255,000	425,000	850,000	—	—	—	—	—
RSU Award (8)	2/15/2024	12/5/2023	—	—	—	—	—	—	25,423	4,999,941

(1)Granted under our 2010 Equity Incentive Plan.
(2)The grant date fair value was determined in accordance with ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation for financial reporting purposes, refer to Note A and Note K to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The grant date fair value of PSUs granted in 2024 reflects the value of the target number of PSUs.
(3)Amounts represent the range of annual cash incentives that could have been earned in 2024 under the 2024 Management Incentive Plan based on actual revenues and Adjusted EBITDA. The actual cash incentive bonus earned in 2024 is reported in the 2024 Summary Compensation Table.
(4)Amounts represent the number of PSUs that may be earned at threshold, target, and maximum levels. The PSUs will be paid out in shares of our common stock. The number of PSUs that the executive officer will receive will be determined at the conclusion of the 2024 – 2026 performance period and will be dependent upon the Company’s achievement of relative TSR targets. The current estimated earned level for the 2024 grants of PSUs, based on the TSR targets from grant date through December 31, 2024, is 0%.
(5)This PSU award, along with an award of RSUs granted in 2023, was granted in connection with Mr. Collins’ recruitment and appointment as CEO in late 2023, as described above under “Fiscal 2024 Highlights.”

42	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
(6)These RSUs vested as to 25% on the first anniversary of the grant date, with the remaining RSUs vesting in a series of 36 equal monthly installments each month thereafter.
(7)     These RSUs awarded to Mr. Juckniess and Mr. Thingelstad were granted in connection with their promotions on June 1, 2024. The RSUs vested as to 25% on February 15 2025, and the remaining RSUs will vest in a series of 36 successive equal monthly installments upon completion of each additional month of service.
(8) The RSUs awarded to Mr. Black and Mr. Frome vested in accordance with their terms upon their retirements as of May 16, 2024 and December 31, 2024, respectively.

43	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth certain information regarding the outstanding equity awards held by our NEOs as of December 31, 2024. The stock option information included in the table reflects our two-for-one stock split effective August 22, 2019.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Grant Date		Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested (#)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units that Have Not Vested ($)(1)
Chad Collins						11/2/2023	(3)	25,727	4,733,511	—	—
						1/2/2024	(5)	—	—	22,890	4,211,531
						1/2/2024	(5)(6)	—	—	24,416	4,492,300
						2/15/2024	(2)	21,450	3,946,586	—	—
Kimberly Nelson						2/19/2021	(2)	486	89,419	—	—
						1/3/2022	(4)	18,580	3,418,534	—	—
						2/16/2022	(2)	2,882	530,259	—	—
						1/3/2023	(5)	—	—	12,850	2,364,272
						2/16/2023	(2)	5,911	1,087,565	—	—
						1/2/2024	(5)	—	—	12,251	2,254,061
						2/15/2024	(2)	11,481	2,112,389	—	—
Dan Juckniess	2/21/2020	4,204	—	56.25	2/21/2027	2/19/2021	(2)	274	50,413	—	—
						1/3/2022	(4)	12,214	2,247,254	—	—
						2/16/2022	(2)	1,895	348,661	—	—
						1/3/2023	(5)	—	—	7,208	1,326,200
						2/16/2023	(2)	3,315	609,927	—	—
						1/2/2024	(5)	—	—	6,185	1,137,978
						2/15/2024	(2)	5,796	1,066,406	—	—
						8/1/2024	(7)	4,402	809,924	—	—
Jamie Thingelstad	2/19/2019	8,118	—	54.54	2/19/2026	2/19/2021	(2)	277	50,965	—	—
	2/21/2020	11,196	—	56.25	2/21/2027	1/3/2022	(4)	11,970	2,202,360	—	—
						2/16/2022	(2)	1,857	341,669	—	—
						1/3/2023	(5)	—	—	7,030	1,293,450
						2/16/2023	(2)	3,234	595,024	—	—
						1/2/2024	(5)	—	—	5,632	1,036,232
						2/15/2024	(2)	5,277	970,915	—	—
						8/1/2024	(7)	2,029	373,316	—	—
Archie Black						1/3/2022	(4)	36,532	6,721,523	—	—
						1/3/2023	(5)	—	—	30,974	5,698,906
James Frome						1/3/2022	(4)	23,594	4,341,060	—	—
						1/3/2023	(5)	—	—	13,909	2,559,117
(1)Market values are calculated using the year end closing sale price of a share of our common stock on Nasdaq, which was $183.99.
(2)RSUs vest as to one-fourth of the RSUs on the first anniversary of the grant date, with the remaining RSUs vesting in a series of 36 equal monthly installments each month thereafter.
(3)27,578 of these RSUs vested as to one-fourth of the RSUs on November 2, 2024, the first anniversary of the grant date, with the remaining portion of such RSUs vesting pro-rata over the following 36 consecutive months. The remaining 12,257 of these RSUs vested as to half of the RSUs on November 2, 2024, the first anniversary of the date of grant, with the remaining portion of these RSUs vesting pro-rata over the following 12 consecutive months.
(4)PSUs granted in 2022 are reported at the earned number of units, the maximum amount, due to the attainment of the maximum TSR target over the completed performance period of 2022 - 2024, as discussed above under “Compensation Discussion and Analysis - Equity Awards”. These earned PSUs vested in 2025.
(5)PSUs granted in 2023 and 2024 are earned in accordance with the successful attainment of predetermined TSR targets relative to the Index over a three-year performance period ending on December 31, 2025, and 2026, respectively, and vest in the year subsequent to the end of the performance period upon certification by the

44	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Compensation & Talent Committee. The PSUs granted in 2023 and 2024 are reported at the estimated earned levels of 145% and 0%, respectively, based on the respective levels of TSR targets from grant date through December 31, 2024, as the applicable performance period has not concluded as of December 31, 2024.
(6)Represents a one-time supplemental award to Mr. Collins of PSUs in order to incentivize him to leave his prior employment and to offset the value of the equity awards forfeited in connection with his departure. Mr. Collins was also awarded RSUs in November 2023 for this purpose.
(7)The RSUs granted on August 1, 2024 were awarded in connection with Mr. Juckniess’ and Mr. Thingelstad’s promotions in 2024 and vest as to 25% of the units on February 15, 2025. The remaining units vest in a series of 36 successive equal monthly installments upon completion of each additional month of service.

2024 Options Exercised and Stock Vested Table
The following table sets forth certain information regarding stock option exercises and stock awards vested by our NEOs during 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)(3)
Chad Collins	—	—	13,022	2,177,278
Kimberly Nelson	3,000	506,354	34,637	6,416,601
Dan Juckniess	13,385	2,013,057	19,925	3,692,674
Jamie Thingelstad	7,410	1,175,558	20,165	3,735,935
Archie Black	—	—	121,340	23,087,910
James Frome	—	—	78,995	14,585,987
(1)Reflects the aggregate value realized on exercise by multiplying (a) the difference between (i) the market price of our common stock on the exercise date and (ii) the per share exercise price, by (b) the number of shares of our common stock acquired on exercise.
(2)The stock awards that vested in 2024 were as follows:

	RSUs			PSUs
Name	Number of Shares (#)	Value upon Vesting ($)	Value upon Settlement ($){A}	Number of Shares (#){B}	Value upon Vesting and Settlement ($){B}
Chad Collins	13,022	2,177,278	—	—	—
Kimberly Nelson	11,713	2,203,170	1,731,079	22,924	4,213,431
Dan Juckniess	6,795	1,279,380	—	13,130	2,413,294
Jamie Thingelstad	6,907	1,299,114	—	13,258	2,436,820
Archie Black	78,762	15,262,073	3,303,234	42,578	7,825,836
James Frome	56,071	10,372,555	1,925,516	22,924	4,213,431

{A} Due to the Company’s policy, RSUs that vest monthly throughout the year settle at a future date after vesting, equal to one share in payment and settlement of each vested unit.

{B} In 2024, the Committee certified results for the 2021 – 2023 performance period for PSUs granted in 2021. Based on Company TSR achieved relative to the Index TSR, the maximum threshold was achieved and the maximum shares vested in 2024. See below for the calculation of the earned PSUs.

45	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Company TSR as Compared to Index TSR	Percentage of Target PSUs Earned
Company TSR is more than 10% less than Index TSR	0%
Company TSR is 10% less than Index TSR	40% (threshold)
Company TSR is equal to Index TSR	80%
Company TSR is 5% greater than Index TSR	100% (target)
Company TSR is 30% greater than Index TSR	200% (maximum)

Performance Period: 2021 – 2023
Company TSR	83%
Index TSR	1%
Company TSR in excess of Index TSR	82%
Percent of Target PSUs Earned	(maximum) 200%%
(3)Reflects the aggregate value realized by multiplying (a) the number of shares of our common stock vested by (b) the fair market value of our common stock of a share of our common stock on the vesting date.

Pension Benefits
We do not offer pension benefits to our NEOs.

Non-Qualified Deferred Compensation
We do not offer non-qualified deferred compensation to our NEOs.

Employment Agreements
The Company and Mr. Collins have entered into an Executive Severance and Change in Control Agreement, effective as of October 2, 2023 (the “CEO Employment Agreement”). In addition, each of our current executive officers other than Mr. Collins is a participant in our Executive Severance Plan. Ms. Nelson previously had an employment agreement with the Company; however, her employment agreement was terminated in May 2024 and she became a participant in the Executive Severance Plan to ensure consistency with other members of the executive team. The CEO Employment Agreement and the Executive Severance Plan include severance and change in control components. Additionally, we have confidentiality and non-solicitation agreements with each of the NEOs, and non-competition agreements with all NEOs (except Mr. Collins), requiring the executive officers not to use or disclose our confidential information, solicit our customers or employees, or compete against us, as applicable.
The CEO Employment Agreement and the Executive Severance Plan address various termination of employment and change in control scenarios. Payment of amounts under these circumstances is subject to certain conditions and limitations, including that the executive officer must execute a release of claims against us. The terms of potential payments under these agreements upon a termination of employment or change in control are summarized below under “Potential Payments Upon Termination, Retirement, or Change in Control.”

Potential Payments Upon Termination, Retirement, or Change in Control
The CEO Employment Agreement and the Executive Severance Plan require us to provide certain payments and benefits to our NEOs in the event of certain specified terminations of employment, including a termination of employment in connection with a change in control of the Company. In addition, the CEO Employment Agreement and the terms of the equity award agreements provide for accelerated vesting in specified events including in connection with a change in control of the Company. Certain payments and benefits noted below

46	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
are conditional upon the execution of a release and continued compliance with applicable confidentiality, non-competition, and non-solicitation agreements, as set forth in the applicable agreements.
For these purposes, the following terms are defined:

•“Change in Control” includes (i) any person’s acquisition of beneficial ownership of 50% or more of our outstanding common stock; (ii) a failure to have a majority of our Board be people whose nomination or initial appointment was approved by at least of a majority of our Board; or (iii) a sale or disposition of all or substantially all of the Corporation’s assets or merger, consolidation, share exchange or similar transaction, unless our stockholders immediately prior to the transaction own more than 50% of the voting power of the corporation resulting from the transaction.
•“Change in Control Period” under the CEO Employment Agreement means the period starting three months immediately before a Change in Control and continuing for 12 months immediately following a Change in Control.
•“Cause” means (i) incompetence or failure or refusal to perform satisfactorily the duties reasonably required (other than by reason of disability); (ii) material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses); (iii) material breach of any fiduciary duty or nondisclosure, non-solicitation, non-competition or similar obligation; (iv) engaging in any act or practice involving personal dishonesty or demonstrating a willful and continuing disregard for the Company’s or its affiliates’ best interests; or (v) engaging in dishonorable or disruptive behavior, practices or acts which would be reasonably expected to harm or bring disrepute to the Company or its affiliates, their business or any of their customers, employees or vendors.
•“Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving corporation.
•“Good Reason” under the RSU and PSU award agreements means the existence of one or more of the following conditions without the executive officer’s consent, so long as the executive officer provides written notice to the Company of the existence of the condition not later than 90 days after the existence of the condition, the condition has not been fully remedied by the Company within 30 days after its receipt of such notice, and employment termination occurs within 180 days of the expiration of the Company’s 30-day remedy period: (A) any material diminution in duties, responsibilities, or authority; (B) any material diminution in the authority, duties, or responsibilities of the executive officer’s supervisor, including a requirement that the executive officer report to any supervisor below the C-Suite level; (C) a material reduction in any component of compensation (base salary, cash bonus opportunity or equity award) or total compensation opportunity; (D) a geographical relocation of the executive officer’s principal work location by more than 30 miles; or (E) any action by the Company that constitutes a material breach by the Company of any contractual agreement with the executive officer.
•“Good Reason” under the Severance Plan means the occurrence of any of the following events, in each case without the executive officer’s consent: (i) a material reduction in annual base salary, (ii) a material reduction in employment authority, duties or responsibilities, or (iii) a relocation of the primary work location by more than 50 miles with exceptions for home or remote work, provided that with regard to events described in (i) and (ii), the executive officer first gives notice of the event giving rise to good reason to the Company within 90 days of the first occurrence of the event, and provided further that upon giving notice the executive officer provides the Company 30 days in which to remedy the event, and the executive officer terminates employment within 180 days of the first occurrence of such an event.
•“Good Reason” under the CEO Employment Agreement means the initial occurrence of any of the following events, in each case without the CEO’s consent: (i) a reduction of 10% or more in CEO’s base salary or annual bonus opportunity, (ii) a material reduction in the CEO’s employment authority, duties or responsibilities, including no longer serving as the CEO or the Company is no longer a reporting company under the Exchange Act, or (iii) a relocation of the CEO’s primary work location by more than fifty (50) miles, provided that with regard to events described in (i) and (ii), the CEO first gives notice of the event giving rise to good reason within ninety (90) calendar days of the first occurrence of the event, and provided further that upon giving notice the CEO provides thirty (30) calendar days in which to remedy the

47	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
event, and the CEO’s termination date occurs within 180 calendar days of the initial occurrence of such an event.

Termination without Cause or Resignation for Good Reason Outside of Change in Control Period - Mr. Collins

The CEO Employment Agreement provides that if, outside of a Change in Control Period, we terminate Mr. Collins’ employment without Cause, or if he terminates his employment with us for Good Reason, we will pay or provide to him:
•12 months of then-current base salary payable over a 12-month period in accordance with our regular payroll practices;
•100% of his target annual cash incentive bonus for the year during which the termination date occurs, payable in a lump sum; and
•an amount equal to the premium costs for health, dental and vision coverage that the Company paid per month, multiplied by 12, payable in a lump sum.
Termination without Cause or Resignation for Good Reason Before a Change in Control - Other NEOs
The Severance Plan provides that if, before a Change in Control, we terminate the NEO’s employment without Cause, or if the NEO resigns from employment for Good Reason, we will pay or provide to the NEO:
•one times the NEO’s annualized base salary over a 12-month period in accordance with our normal payroll practices;
•one times the participant’s target annual cash incentive bonus on a pro-rata basis payable in a lump sum; and
•an amount equal to 12 months of premium costs for health, dental and vision coverage payable in a lump sum.
Termination without Cause or Resignation for Good Reason in the Event of a Change in Control
Mr. Collins
The CEO Employment Agreement and the equity award agreements with Mr. Collins provide that if we terminate Mr. Collins’ employment without Cause, or if he resigns from employment with us for Good Reason, in either case during the Change in Control Period (or in the case of equity awards, during the one-year period after a Change in Control), we will pay or provide to him:
•24 months of his then-current base salary, payable in a lump sum;
•200% of his target annual cash incentive bonus for the year during which the termination date occurs, payable in a lump sum;
•an amount equal to the premium costs for health, dental and vision coverage that the Company paid per month, multiplied by 24, payable in a lump sum;
•immediate full vesting upon such termination of all unvested RSUs; and
•immediate full vesting of the PSUs granted in 2025 in the amount that is the greater of (a) target level; or (b) actual performance over a truncated performance period ending as of the last day of the most recently completed fiscal quarter prior to the date of the Change in Control.

However, for the PSUs that were granted to Mr. Collins in 2024, the terms are as described below under “Change in Control under Equity Award Agreements; PSUs - Grants Prior to 2025.”

Other NEOs
The Severance Plan and the equity award agreements with the individual NEOs other than Mr. Collins provide that if, on the date of a Change in Control or within 12 months after a Change in Control, we terminate the

48	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
NEO’s employment without Cause, or the NEO resigns from employment for Good Reason, we will pay or provide to the NEO:
•1.5 times his or her then-current base salary;
•1.5 times his or her target annual cash incentive bonus for the fiscal year in which the termination of employment occurs on a pro-rata basis payable in a lump sum;
•an amount equal to 18 months of premium costs for health, dental and vision coverage payable in a lump sum;
•immediate full vesting upon such termination of all unvested RSUs; and
•immediate full vesting of the PSUs granted in 2025 in the amount that is the greater of (a) target level; or (b) actual performance over a truncated performance period ending as of the last day of the most recently completed fiscal quarter prior to the date of the Change in Control.

However, for the PSUs that were granted to the NEOs prior to 2025, the terms are as described below under “Change in Control under Equity Award Agreements; PSUs — Grants Prior to 2025.”
Retirement
Mr. Collins
The retirement provisions in the CEO Employment Agreement provide that if (a) Mr. Collins is at least 57 years old and has completed eight years of continuous service with the Company, or Mr. Collins is at least 63 years old (without regard to years of service); (b) Mr. Collins provides no less than six months’ written notice regarding retirement; (c) Mr. Collins continues to provide full-time services for the Company (i) materially consistent with the full-time responsibilities and services performed by him prior to the date on which he provides written notice of his retirement, or (ii) such other substantive services as agreed between him and the Company through his termination date; and (d) Mr. Collins’ termination date occurs on or after the retirement date identified by Mr. Collins (and such termination date is no earlier than six months after the date on which he provided written notice of his retirement (except that the Company in its sole discretion may designate a termination date that is after the date on which Mr. Collins provides written notice of his retirement and prior to the retirement date identified by him)); then upon retirement, subject to certain conditions:
•all unvested equity awards with solely a service based vesting condition will become fully vested;
•all outstanding equity awards with a performance goal over a performance period vesting condition will continue to vest on each originally scheduled vesting date in an amount equal to the number of units subject to the awards that would otherwise have been determined to have been earned with continuous employment with the Company through the originally scheduled vesting dates; and
•if the Company designates a termination date that is after the date on which Mr. Collins provided written notice of his retirement and prior to the retirement date identified by him, and the termination date is prior to the six-month anniversary of the date on which Mr. Collins provided written notice of his retirement, then in addition to the accelerated or continued vesting of equity awards, the Company shall pay Mr. Collins severance pay equal to: (i) the amount of base salary he would have received from the termination date through the six month anniversary of the date on which he provided written notice of his retirement; plus (ii) an amount equal to the premium costs for health, dental and vision coverage that the Company paid during the last full month of his employment multiplied by the number of complete months remaining between the termination and such six-month anniversary, payable in a lump sum.
Other NEOs
The retirement provisions in the equity award agreements with Mr. Juckniess, Ms. Nelson, and Mr. Thingelstad, provide that if (a) the NEO is at least 58 years old and has completed ten years of continuous service with the Company or is at least 65 years old (without regard to years of service); (b) the NEO provides no less than six months’ written notice regarding retirement; (c) the NEO continues to provide full-time service for the Company (i) materially consistent with the full-time responsibilities and services performed by the NEO prior to the date on which the NEO provides written notice of his or her retirement from employment with the Company, or (ii) such

49	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
other substantive services as agreed between the Company and the NEO through the NEO’s termination date; (d) the NEO’s termination date occurs on the retirement date identified by the NEO (and such termination date is no earlier than six months after the date on which the NEO provided written notice of his or her retirement (except that the Company in its sole discretion may designate a termination date that is after the date on which the NEO provides written notice of his or her retirement and prior to the retirement date identified by the NEO)); and (e) the Company does not provide the NEO with written notice on or before the anticipated termination date that the Company intends or has grounds to terminate the NEO’s continuous service for Cause; then upon retirement, subject to certain conditions:
•all unvested non-qualified stock options and RSUs will become fully vested; and
•all outstanding PSUs will continue to vest on each originally scheduled vesting date in an amount equal to the number of units that are determined to have been earned based on actual performance against the applicable performance goal over the performance period.

Change in Control under Equity Award Agreements
The Company has entered into award agreements with each of its executive officers for the grant of non-qualified stock options, RSUs and/or PSUs pursuant to our 2010 Equity Incentive Plan. These award agreements provide for accelerated vesting in certain circumstances in connection with a change in control of the Company.
RSUs
Under the RSU award agreements entered into with each of our executive officers, in the event of a Change in Control and the RSUs are continued, assumed or replaced, if within one year after such Change in Control, the executive officer’s employment is involuntarily terminated for reasons other than Cause or if the executive officer resigns for Good Reason, then all unvested RSUs immediately become vested in full. In the event of a Change in Control and the RSUs are not continued, assumed or replaced, then all unvested RSUs immediately become vested in full upon the occurrence of the Change in Control.
PSUs — Grants Beginning in 2025
For PSU awards granted to our executive officers beginning in 2025, the PSU agreements provide that in the event that a Change in Control and the PSUs are continued, assumed or replaced, the applicable performance period will be truncated and will end as of the end of the Company’s most recently completed fiscal quarter prior to the date of the Change in Control, and a number of PSUs that is the greater of (1) the number of PSUs that are determined to have been earned based on actual performance against the performance goal over the truncated performance period and (2) the target number of PSUs, shall be deemed to be achieved as of the date of the Change in Control, and such number of PSUs shall continue to be subject to a vesting period that ends on last day of the original performance period. If, within one year after the Change in Control the executive officer experiences an involuntary termination of service other than for Cause or a resignation for Good Reason, then such number of achieved PSUs shall immediately become vested in full. In the event of a Change in Control and the PSUs are not continued, assumed or replaced, then all unvested PSUs immediately become vested in full upon the occurrence of the Change in Control.
PSUs — Grants Prior to 2025
For PSU awards granted to our executive officers prior to 2025, the PSU agreements provide that in the event a Change in Control of the Company occurs prior to the scheduled vesting date of a PSU award and the NEO continues serving until the date of the Change in Control, the applicable performance period will be truncated and will end as of the end of the Company’s most recently completed fiscal quarter prior to the date of the Change in Control and the executive will be entitled to have vest as of the date of the Change in Control the number of PSUs that are determined to have been earned based on actual performance against the performance goal specified in the agreement over the truncated performance period.

50	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Potential Payments Schedule
The following table lists the potential payments and benefits upon a retirement, termination of employment, or change in control of the Company for Mr. Collins, Mr. Juckniess, Ms. Nelson, and Mr. Thingelstad. As Mr. Black retired from the Company on May 16, 2024, and Mr. Frome retired from the Company on December 31, 2024, the following table sets forth the actual payments and benefits to them as of their respective retirements (as well as a possible future change in control with respect to their outstanding PSUs) and not for the additional scenarios that no longer can occur. Other than as described in the preceding sentence, the tables assume the triggering event for the payments or provision of benefits occurred on December 31, 2024, the last day of our last completed fiscal year.
The amounts in the table for the acceleration of RSUs and PSUs are determined by multiplying the number of accelerated units by the closing price for our common stock on December 31, 2024, the last trading day of 2024.

51	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

	Retirement(1) ($)	Involuntary Termination Without Cause Outside of the Change in Control Period ($)		Resignation For Good Reason Outside of the Change in Control Period ($)		Involuntary Termination Without Cause or Resignation For Good Reason During the Change in Control Period ($)		Change in Control Without Award Continuance/ Assumption/Replacement (No Termination or Resignation) ($)
Chad Collins
Salary/Bonus	—	1,050,000		1,050,000		2,100,000		—
Health Benefits (2)	—	14,624		14,624		29,249		—
Value of Accelerated RSUs	—	—		—		8,680,096		8,680,096
Value of Accelerated PSUs (3)	—	—		—		8,703,831		8,703,831
Total	—	1,064,624		1,064,624		19,513,176		17,383,927

Kimberly Nelson
Salary/Bonus	—	783,000		783,000		1,174,500		—
Health Benefits (2)	—	14,624		14,624		21,937		—
Value of Accelerated RSUs	—	—		—		3,819,632		3,819,632
Value of Accelerated PSUs (3)	—	—		—		9,109,301		9,109,301
Total	—	797,624		797,624		14,125,370		12,928,933

Dan Juckniess
Salary/Bonus	—	850,000		850,000		1,275,000		—
Health Benefits (2)	—	14,624		14,624		21,937		—
Value of Accelerated RSUs	—	—		—		2,885,331		2,885,331
Value of Accelerated PSUs (3)	—	—		—		5,312,996		5,312,996
Total	—	864,624		864,624		9,495,264		8,198,327

Jamie Thingelstad
Salary/Bonus	—	640,000		640,000		960,000		—
Health Benefits (2)	—	14,624		14,624		21,937		—
Value of Accelerated RSUs	—	—		—		2,331,889		2,331,889
Value of Accelerated PSUs (3)	—	—		—		5,118,750		5,118,750
Total	—	654,624		654,624		8,432,576		7,450,639

Archie Black
Salary/Bonus	—	—	—	—	—	—		—
Health Benefits (2)	—	—	—	—	—	—		—
Value of Accelerated RSUs	10,082,067	—		—		—		—
Value of Accelerated PSUs (4)	—	—		—		15,005,453		15,005,453
Total	10,082,067	—		—		15,005,453		15,005,453

James Frome
Salary/Bonus	—	—		—		—		—
Health Benefits (2)	—	—		—		—		—
Value of Accelerated RSUs	7,997,309	—		—		—		—
Value of Accelerated PSUs (4)	—	—		—		8,060,992		8,060,992
Total	7,997,309	—	—	—	—	8,060,992	—	8,060,992

(1)    Mr. Collins becomes retirement eligible when he is at least 57 years old and has completed eight years of continuous service with the Company, or he is at least 63 years old (without regard to years of service). Mr. Juckniess, Ms. Nelson, and Mr. Thingelstad become retirement eligible when he or she is at least 58 years old and has completed ten years of service with the Company, or is at least 65 years old (without regard to years of

52	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
service). The ages and years and service as of December 31, 2024 of our current executive officers were as follows:

Name	Age	Years of Service
Chad Collins	49	1
Kimberly Nelson	57	17
Dan Juckniess	56	8
Jamie Thingelstad	52	11
Mr. Black retired from the Company as of May 16, 2024, and Mr. Frome retired from the Company as of December 31, 2024.
(2)    The amounts for health benefits were determined via employer paid health and dental benefits incurred in 2024 for the NEO.
(3) The amounts related to PSUs reflect the treatment of PSUs granted prior to 2025, as those were the PSUs outstanding on December 31, 2024. Upon a change in control, the PSU performance period for these outstanding PSUs would be truncated and would end as of the end of the Company’s most recently completed fiscal quarter prior to the date of the change in control. Vesting would be based on actual performance over the truncated performance period and would be as of the date of the change in control. The amounts in the table reflect the value of the outstanding PSUs based on an estimated performance level at December 31, 2024.
(4)    Upon retirement, outstanding PSUs held by Mr. Black and Mr. Frome continue to vest on each originally scheduled vesting date in an amount equal to the number of units subject to the awards that would otherwise have been determined to have been earned if the grantee remained continuously employed by the Company through the originally scheduled vesting dates. In the event of a change in control occurring before the applicable scheduled vesting date, their outstanding PSUs would vest as of the date of the change in control as described in footnote (3) above.

CEO Pay Ratio
We are providing the following information about the annual compensation relationship between our median employee and our CEO for 2024:

•the median of the annual total compensation of all employees of our Company (other than our CEO) was $89,749; and
•the annual total compensation of Mr. Collins, our CEO, was $14,405,176.

Based on this information, the ratio of Mr. Collins’ total compensation to the median employee’s total compensation was 161:1. We believe this pay ratio to be a reasonable estimate, calculated in a manner consistent with Item 402(u) of Regulation S-K.

As described above, in connection with Mr. Collins’ recruitment and appointment as CEO in late 2023, he received a one-time supplemental equity award of PSUs with a grant date fair value of approximately $4.7 million, which PSUs were granted on January 2, 2024, instead of in 2023 when he was appointed, to coincide with the other 2024 annual PSU grants. Excluding this one-time supplemental PSU grant in 2024, the ratio of Mr. Collins’ total compensation to the median employee’s total compensation was 109:1.

For 2024, we identified our median employee based on the total cash and equity compensation paid during 2024 to all 2,782 members of our workforce (including full-time, part-time and temporary employees as well as certain independent contractors), other than our CEO, who were employed on December 31, 2024. For purposes of determining the total cash and equity compensation of each employee, we included the contractual amount of annual base salary, the annual target bonus and commission cash incentives, and the grant date fair value of equity awards granted during 2024. We did not include any adjustments for the value of benefits provided.

We determined the median employee’s total compensation for 2024 in the same manner that we determine the total compensation of our NEOs for purposes of the 2024 Summary Compensation Table.

53	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Pay Versus Performance
The following table sets forth certain information regarding the compensation of our NEOs in comparison to different financial performance measures.

	Summary Compensation Table Total for PEO (1) ($)		Compensation Actually Paid to PEO (1)(2) ($)		Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2) ($)	Value of Initial Fixed $100 Investment Based On(3)		Net Income ($)	Company Selected Measure: Adjusted EBITDA(5) ($)
Year	Former PEO (Black)	Current PEO (Collins)	Former PEO (Black)	Current PEO (Collins)			Company TSR ($)	Peer Group TSR(4) ($)
2024	—	14,405,176	—	10,992,904	4,593,545	2,803,011	332	301	77,054,000	186,631,000
2023	9,616,696	6,752,127	26,705,325	7,973,866	4,535,894	16,538,822	350	221	65,824,000	157,630,000
2022	6,066,081	—	4,501,154	—	3,632,052	2,919,066	232	133	55,134,000	132,268,000
2021	6,693,464	—	14,052,465	—	3,829,274	7,227,613	257	207	44,597,000	107,015,000
2020	4,810,804	—	18,046,825	—	2,283,243	8,625,426	196	150	45,586,000	86,994,000
(1)For 2024, Chad Collins served as our PEO, and our non-PEO NEOs were Kimberly Nelson, Dan Juckniess, Jamie Thingelstad, Archie Black, and James Frome. In 2023, Archie Black served as our PEO and upon his retirement as CEO, Chad Collins became our CEO and the PEO. Archie Black served as our PEO for all of 2020 - 2022. For 2020 - 2023, Kimberly Nelson and James Frome served as our non-PEO NEOs.

(2)Compensation Actually Paid, as defined and in accordance with Item 402(v) of Regulation S-K, is calculated as noted in the table below. The amounts noted do not reflect the actual amount of compensation earned by or paid to the individuals in the applicable year. The fair values and changes in fair values were determined in accordance with ASC Topic 718, consistent with the methods used for grant date fair valuation, exclusive of date of measurement. For a discussion of the relevant assumptions used to determine the value, refer to Note A and Note K to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

54	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

		Base	Less	Plus	Plus or (Less)	Plus or (Less)	Plus or (Less)	Total
	Year	Summary Compensation Table - Total Compensation ($)	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year ($)	Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year ($)	Change in Fair Value at End of Fiscal Year from End of Prior Fiscal Year of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years ($)
Change in Fair Value as of Vesting Date from End of Prior Fiscal Year of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)
							Fair Value as of Vesting Date of Stock Awards and Option Awards Granted and Vested During Fiscal Year ($)	Compensation Actually Paid ($)

Current PEO (Collins)	2024	14,405,176	(13,239,826)	10,335,734	(318,805)	(189,375)	—	10,992,904
	2023	6,752,127	(6,499,877)	7,721,616	—	—	—	7,973,866

Former PEO (Black)	2023	9,616,696	(8,315,596)	14,299,748	4,395,649	6,708,828	—	26,705,325
	2022	6,066,081	(5,089,381)	5,376,891	(835,723)	(1,016,714)	—	4,501,154
	2021	6,693,464	(5,241,434)	7,196,040	5,349,429	54,966	—	14,052,465
	2020	4,810,804	(3,892,234)	10,643,528	5,921,853	562,874	—	18,046,825

Non-PEO NEO Average	2024	4,593,545	(3,873,820)	1,715,721	(1,050,833)	(297,625)	1,716,023	2,803,011
	2023	4,535,894	(3,591,994)	10,151,683	4,752,143	691,096	—	16,538,822
	2022	3,632,052	(2,937,683)	3,103,639	(295,785)	(583,157)	—	2,919,066
	2021	3,829,274	(2,821,974)	3,874,330	2,301,858	44,125	—	7,227,613
	2020	2,283,243	(1,658,387)	4,317,603	3,379,146	303,821	—	8,625,426
(3)TSR is the change from an original $100 investment at the close of market on December 31, 2019, and the value of the investment as of the last trading day of each respective year, assuming that dividends, if any, were reinvested. The comparison is based on historical data and are not intended to forecast or be indicative of future performance of our common stock.
(4)Our selected Peer Group is the Nasdaq Computer Index, an independently prepared market capitalization weighted index, and which is the same industry index used in our stock price performance graph in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(5)We consider our TSR our most important financial performance measure used to link compensation actually paid to our Company performance. As TSR is already disclosed, our next most important measure, Adjusted EBITDA, is selected. Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A in this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

55	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Compensation Actually Paid versus Company Financial Performance

Compensation Actually Paid vs. Company Financial Performance
$30,000,000
$20,000,000
$10,000,000
$—
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$—
Compensation Actually Paid
Financial Performance Measure
2020
2021
2022
2023
2024
Compensation Actually Paid to Former PEO - Black
Compensation Actually Paid to PEO - Collins
Average Compensation Actually Paid to Non-PEO NEOs
Adjusted EBITDA
Net Income

Compensation Actually Paid vs. Company and Peer Group TSR
$30,000,000
$20,000,000
$10,000,000
$—
Compensation Actually Paid
$400
$300
$200
$100
$—
TSR
2020
2021
2022
2023
2024
Compensation Actually Paid to Former PEO - Black
Compensation Actually Paid to PEO - Collins
Average Compensation Actually Paid to Non-PEO NEOs
SPS TSR
Peer Group TSR

56	Proxy Statement for the 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Relationship Between Pay and Performance

We believe the Compensation Actually Paid in each of the years reported above and over the cumulative period are reflective of the Compensation & Talent Committee’s emphasis on “pay-for-performance” as the Compensation Actually Paid fluctuated year-over-year, primarily due our stock price and varying levels of achievement against pre-established performance goals under our Management Incentive Plan and equity program, including our Adjusted EBITDA and TSR performance. Due to the leverage of our executive compensation program toward long-term incentives through grants of PSUs and RSUs, the Compensation Actually Paid is most significantly impacted by changes in our stock price over the vesting period of the awards. The Compensation Discussion and Analysis section of this Proxy Statement describes in greater detail the Compensation & Talent Committee’s emphasis on “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation.

Tabular List of Financial Performance Measures
The financial performance measures listed below are our unranked most important financial performance measures used to link PEO and non-PEO NEO Compensation Actually Paid to our Company performance.

TSR
Adjusted EBITDA(1)
Revenue

(1)Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A in this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

57	Proxy Statement for the 2025 Annual Meeting of Stockholders

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR

Audit Committee Report
The primary function of our Audit Committee is oversight of our accounting and financial reporting process, publicly filed financial reports, internal accounting and financial controls, and the independent audit of our consolidated financial statements. The consolidated financial statements of SPS Commerce, Inc. for the year ended December 31, 2024 were audited by KPMG, our independent auditor.
As part of its activities, the Audit Committee has:
1.Reviewed and discussed the Company’s audited consolidated financial statements with management and the independent auditor;
2.Discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
3.Received the written disclosures and letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the independent auditor’s independence.
Management is responsible for the Company’s system of internal controls and financial reporting process. KPMG is responsible for performing an independent audit of the consolidated financial statements and internal controls over financial reporting in accordance with the standards of the PCAOB and for issuing reports thereon. Our committee’s responsibility is to monitor and oversee these processes. Based on the foregoing review and discussions and a review of the reports of KPMG with respect to the consolidated financial statements, and relying thereon, we have recommended to the Board the inclusion of the audited consolidated financial statements in SPS Commerce, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.
Audit Committee of the Board of Directors of SPS Commerce, Inc.
Sven Wehrwein, Chair
Tami Reller
Anne Sempowski Ward

Auditor Fees
KPMG has served as our independent auditor since June 2013. The following table presents fees for professional audit services rendered by KPMG in the past two years.

	2024	2023
Audit Fees(1)	$1,109,000	$937,000
Tax Fees(2)	—	428,000
Total	$1,109,000	$1,365,000

(1)Audit Fees consist of fees for the audit of our annual consolidated financial statements, the review of our interim consolidated financial statements, the review of financial information included in our filings with the SEC and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)Tax Fees consist of the aggregate fees for professional services rendered for transfer pricing, tax compliance, tax advice, and tax planning.

58	Proxy Statement for the 2025 Annual Meeting of Stockholders

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR

Auditor Services Pre-Approval Policy
The Audit Committee has adopted an auditor services pre-approval policy applicable to services performed for us by our independent auditor. In accordance with this policy, the Audit Committee’s practice is to approve annually all audit, audit-related, and tax and other services to be provided by the independent auditor during the year. If a service to be provided is not pre-approved as part of the annual process or if it may exceed pre-approved fee levels, the service must receive a specific and separate pre-approval by the Audit Committee, which may delegate authority to grant such pre-approvals during the year to one or more independent members of the Audit Committee. Any pre-approvals granted pursuant to delegated authority must be reported to the Audit Committee at its next regular meeting. All of the services were pre-approved in accordance with our pre-approval policy, and none of the services provided to us by our independent registered public accounting firm in 2024 or 2023 were approved retroactively pursuant to the exception to the pre-approval requirements for de minimis non-audit service under the Sarbanes-Oxley Act of 2002 and the rules of the SEC.
Our Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent auditor. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence.

59	Proxy Statement for the 2025 Annual Meeting of Stockholders

ITEM 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
ITEM 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
The Audit Committee has selected KPMG to serve as our independent auditor for the year ending December 31, 2025. While it is not required to do so, our Board is submitting the selection of KPMG for ratification in order to ascertain the views of our stockholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of KPMG are expected to be present at the 2025 Annual Meeting, will be available to answer stockholder questions, and will have the opportunity to make a statement if they desire to do so.

The Board recommends that you vote FOR ratification of the selection of KPMG as the independent auditor of SPS Commerce, Inc. and our subsidiaries for the year ending December 31, 2025. Proxies will be voted FOR ratification of this selection unless otherwise specified.

60	Proxy Statement for the 2025 Annual Meeting of Stockholders

ITEM 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
ITEM 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
We are providing our stockholders the opportunity to cast an advisory (non-binding) vote to approve the compensation of our NEOs as disclosed in this Proxy Statement (a “Say-on-Pay” vote). As described in the Compensation Discussion and Analysis, we have designed the compensation arrangements for our NEOs to provide compensation in overall amounts and in forms that attract and retain talented and experienced individuals and motivate our executive officers to achieve the goals that are important to our growth. During 2024, our compensation primarily consisted of RSU awards and PSU awards, which help align the incentives of our NEOs with the interests of our stockholders, as well as annual cash incentive awards and base salary.
We ask our stockholders to cast an advisory vote on our executive compensation program at each annual meeting. As a result, we are presenting this proposal, which gives you, as a stockholder, the opportunity to endorse our executive compensation program by voting for or against the following resolution:
“RESOLVED, that the stockholders approve the compensation of the SPS Commerce, Inc. NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in our 2024 Proxy Statement.”
The Compensation & Talent Committee believes that the executive compensation for 2024 is reasonable and appropriate, is justified by our performance, and is the result of a carefully considered approach. In deciding how to vote on this proposal, the Board asks you to consider the key points with regard to our executive compensation program included in the Compensation Discussion and Analysis section of this Proxy Statement.
Because your vote is advisory, it will not be binding on the Board or the Compensation & Talent Committee and will not overrule any decision by the Board or the Compensation & Talent Committee or require the Board or the Compensation & Talent Committee to take any action. However, the Board and the Compensation & Talent Committee will carefully review the voting results. To the extent there is any significant negative vote on this proposal, we may consult directly with stockholders to better understand the concerns that influenced the vote. The Board and the Compensation & Talent Committee consider constructive feedback obtained through this process in making future decisions about our executive compensation program. We currently hold our Say-on-Pay vote every year so the next advisory vote on the compensation of our NEOs will occur at our 2026 annual meeting of stockholders, subject to the Board’s consideration of the outcome of the advisory vote regarding the frequency of future Say-on-Pay votes, which is included as Item 4 for this annual meeting.

The Board, upon recommendation of the Compensation & Talent Committee, recommends a vote “FOR” approval of the compensation of our NEOs. Proxies will be voted FOR this proposal unless otherwise specified.

61	Proxy Statement for the 2025 Annual Meeting of Stockholders

ITEM 4 – ADVISORY VOTE REGARDING THE FREQUENCY OF HOLDING FUTURE SAY-ON-PAY VOTES
ITEM 4 – ADVISORY VOTE REGARDING THE FREQUENCY OF HOLDING FUTURE SAY-ON-PAY VOTES
We are also providing our stockholders the opportunity to cast an advisory (non-binding) vote regarding whether future Say-on-Pay votes should occur every one, two or three years. Currently our stockholders vote on the Company’s executive compensation every year. After careful consideration, the Board is recommending that stockholders vote to continue holding a Say-on-Pay vote every year.
The Board believes holding an annual advisory vote on executive compensation is a best practice and is consistent with the Company’s current practice. This vote is not binding but rather will provide the Compensation & Talent Committee with stockholders’ views on how frequently they desire to consider executive compensation. Although the vote is advisory, the Compensation & Talent Committee and Board will take into account the outcome of the vote when considering how frequently the Company will submit executive compensation to a stockholder vote. Notwithstanding the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders or the adoption of material changes to compensation programs.

The Board recommends a vote FOR “1 YEAR” as the preferred frequency for holding future Say-on-Pay votes.

62	Proxy Statement for the 2025 Annual Meeting of Stockholders

SECURITY OWNERSHIP
SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management
The following table shows how many shares of our common stock were beneficially owned as of March 19, 2025 (as of December 31, 2024 with respect to shares held by Mr. Black and Mr. Frome) by each of the persons known by us to be beneficial owners of more than 5% of our common stock, our directors, the director nominees and the NEOs, and by all of our current directors and executive officers as a group.

Name of Beneficial Owner(s)	Ownership of Common Stock		Number of Shares Deemed Beneficially Owned as a Result of Equity Awards Exercisable or Vesting Within 60 Days of the Record Date	Total Beneficial Ownership	Percentage of Outstanding Shares
Executive Officers and Directors:
Chad Collins	10,352	(1)	4,596	14,948	*
Razat Gaurav	—		—	—	*
Dan Juckniess	4,896	(2)	5,629	10,525	*
Kimberly Nelson	119,953	(3)	2,016	121,969	*
James Ramsey	14,728		17,982	32,710	*
Marty Réaume	7,848		17,982	25,830	*
Tami Reller	37,560		24,552	62,112	*
Philip Soran	18,852		17,982	36,834	*
Jamie Thingelstad	15,118	(4)	20,542	35,660	*
Anne Sempowski Ward	2,824		12,947	15,771	*
Sven Wehrwein	11,947		5,714	17,661	*
Archie Black	59,676	(5)	—	59,676	*
James Frome	43,899	(6)	—	43,899	*
All current directors, director nominees, and executive officers as a group (11 persons)	244,078	(7)	129,942	374,020	*

Other beneficial owners:
BlackRock, Inc.	5,795,765	(8)	—	5,795,765	15.2%
The Vanguard Group	4,288,681	(9)	—	4,288,681	11.3%

  *    Less than one percent
Persons have sole voting and investment power and the address for each director or officer listed in the table is
c/SPS Commerce, Inc., 333 South Seventh Street, Suite 1000, Minneapolis, Minnesota 55402
Percentage ownership of our common stock in the table is based on 38,032,125 shares of our common stock issued and outstanding.
(1)Includes 63 shares held in trust pursuant to our 401(k) plan.
(2)Includes 380 shares held in trust pursuant to our 401(k) plan.
(3)Includes 468 shares held in trust pursuant to our 401(k) plan.
(4)Includes 438 shares held in trust pursuant to our 401(k) plan.
(5)Includes 1,600 shares owned by Mr. Black’s sons, 667 shares held in an individual retirement account, and 412 shares held in trust pursuant to our 401(k) plan.
(6)Includes 433 shares held in trust pursuant to our 401(k) plan.

63	Proxy Statement for the 2025 Annual Meeting of Stockholders

SECURITY OWNERSHIP
(7)Includes the indirect holdings included in footnotes 1, 2, 3 and 4.
(8)The number of shares indicated is based on information reported to the SEC in a Schedule 13G/A filed by BlackRock, Inc. on January 22, 2024, and reflects beneficial ownership as of December 31, 2023. BlackRock, Inc. has sole voting power as to 5,742,911 shares and sole dispositive power as to 5,795,765 shares. Holdings include those of various subsidiaries, with only BlackRock Fund Advisors individually owning 5% or greater of our shares, and include shares held on behalf of iShares Core S&P Small-Cap ETF. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(9)The number of shares indicated is based on information reported to the SEC in a Schedule 13 G/A filed by The Vanguard Group on February 13, 2024, and reflects beneficial ownership as of December 29, 2023. The Vanguard Group has shared voting power as to 67,635 shares, sole dispositive power as to 4,181,973 shares and shared dispositive power as to 106,708 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Equity Compensation Plan Information
The following table summarizes the number of shares of our common stock to be issued upon exercise of outstanding stock options and settlement of RSU, DSU and PSU awards granted under our equity plans as of December 31, 2024. The table also includes the weighted-average exercise price of outstanding stock options and the number of shares of our common stock remaining available for future issuance under the plans for all awards.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of shares remaining available for future issuance under equity compensation plans (excluding shares in first column)
Equity compensation plans approved by stockholders(1)	1,191,050	(2)	$86.95	(3)	13,896,617	(4)
Equity compensation plans not approved by stockholders	None		N/A		None
(1)Includes the 2010 Equity Incentive Plan and the Employee Stock Purchase Plan.
(2)Includes 289,374 shares subject to outstanding and unexercised stock options and 901,676 shares issuable in settlement of RSU, DSU, and PSU awards and, in the case of PSU awards, reflects the maximum number of shares issuable for those securities subject to performance-based metrics assuming the maximum performance measures are achieved.
(3)The weighted average exercise price reflects only the outstanding stock options, as the other forms of awards disclosed in this note entail the issuance of shares for the payment of no consideration.
(4)Includes 1.6 million shares remaining available for future issuance under the Employee Stock Purchase Plan.

64	Proxy Statement for the 2025 Annual Meeting of Stockholders

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

Transactions with Related Persons
Any transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) or a series of similar transactions, arrangements or relationships, to which we were a participant or will be a participant, are considered a related party transaction if:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors or director nominees, executive officers, holders of more than 5% of our common stock, or any member of their immediate family had or will have a direct or indirect material interest.
During 2024, we did not have any such related party transactions.
Director Indemnification Agreements
We entered into indemnification agreements with each of our directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Policy for Approval of Related Person Transactions
The Board has adopted a written statement of policy regarding transactions with related persons, which we refer to as our related person transaction policy. Our related person transaction policy requires that any executive officer requesting to enter into a transaction with a “related person” generally must promptly disclose to our Audit Committee the related person transaction and all material facts with respect thereto. In reviewing a transaction, our Audit Committee will consider all relevant facts and circumstances, including (1) the commercial reasonableness of the terms, (2) the benefit and perceived benefits, or lack thereof, to us, (3) opportunity costs of alternate transactions and (4) the materiality and character of the related person’s interest, and the actual or apparent conflict of interest of the related person. Our Audit Committee will not approve or ratify a related person transaction unless it determines that, upon consideration of all appropriate information, the transaction is beneficial to our Company and the terms of the transaction are fair to our Company. No related person transaction may be commenced without the approval of our Audit Committee. If a transaction subject to the related person transaction policy was not previously approved under the policy, the Committee will evaluate the transaction under the same standards of approval and consider whether the transaction should be ratified, amended, terminated or rescinded. Our Corporate Governance Guidelines provide that directors interested in a related person transaction will recuse themselves from any vote relating to a related person transaction in which they have an interest. Under our related person transaction policy, a “related person” includes any of our directors, director nominees, executive officers, any beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing. Transactions exempt from this policy include transactions available to all of our employees or stockholders on the same terms and transactions that, when aggregated with the amount of all other transactions between us and the related person or any entity in which the related person has an interest, involve less than $120,000 in a fiscal year.

65	Proxy Statement for the 2025 Annual Meeting of Stockholders

OTHER INFORMATION
OTHER INFORMATION

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership of our securities and reports of changes in ownership with the SEC. Based on a review of Forms 3, 4 and 5 and on written representations from our executive officers and directors, we believe that all of our executive officers and directors complied with all Section 16(a) filing requirements during 2024, except that two reports were not filed on a timely basis, each reporting a single transaction relating to the award of RSUs to Dan Juckniess and Jamie Thingelstad.

Stockholder Proposals for the 2026 Annual Meeting of Stockholders
In order for a stockholder proposal to be considered for inclusion in our Proxy Statement for the 2026 Annual Meeting of Stockholders, the written proposal must be received at our principal executive offices on or before November 28, 2025. The proposal should be addressed to the Company at the address listed below and must comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.
SPS Commerce, Inc.
Attn: Secretary
333 South Seventh Street, Suite 1000
Minneapolis, Minnesota 55402
In accordance with our bylaws, in order to be properly brought before the 2026 Annual Meeting of Stockholders, a stockholder’s notice of the matter, including nominations of persons for election to the board of directors of the Corporation, that the stockholder wishes to present must be delivered to our principal executive offices in Minneapolis, Minnesota, at the address identified in the preceding paragraph, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of this year’s annual meeting of stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws (and not pursuant to Rule 14a-8 of the SEC) must be received no earlier than the close of business on January 13, 2026, and no later than the close of business on February 12, 2026. For additional information regarding director nominations and the solicitation of proxies in support of director nominees for election at the 2026 Annual Meeting of Stockholders, see “Procedures for Selecting and Nominating Director Candidates” on pages 19-20.

All notices related to proposals and nominations must also comply with the requirements of applicable law and the provisions set forth in our bylaws.

66	Proxy Statement for the 2025 Annual Meeting of Stockholders

OTHER INFORMATION

Householding of Proxy Materials
Under SEC rules, a single set of proxy materials (Notice, Proxy Statement, and Annual Report, as applicable), may be delivered to one address shared by two or more of our stockholders if they appear to be members of the same family, a practice referred to as “householding,” unless contrary instructions are received. Each stockholder continues to receive a separate Notice within the set. Householding reduces the environmental impact and lowers the costs of printing and distributing our proxy materials.
If you wish to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder if you hold your shares in street name, or you should contact Broadridge toll free at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 for registered shares. Upon written or oral request, a separate copy of the proxy materials will be sent promptly to any stockholder at a shared address to which a single copy was delivered.

In addition, we will promptly deliver a separate copy of any of these documents to you if you write to the Company at the address listed above or call us at (612) 435-9400.

Other Matters
We do not know of any other matters that may be presented for consideration at the 2025 Annual Meeting. If any other business does properly come before the 2025 Annual Meeting, the persons named as proxies above will vote as they deem in the best interests of SPS Commerce, Inc.

67	Proxy Statement for the 2025 Annual Meeting of Stockholders

Appendix A-1

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
We disclose Adjusted EBITDA, which is a non-GAAP financial measure. We believe that this non-GAAP financial measure provides useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.
Our management uses this non-GAAP financial measure to compare our performance to that of prior periods for trend analyses, planning purposes, and for purposes of determining executive and senior management incentive compensation. We believe this non-GAAP financial measure is useful to an investor as it is widely used in evaluating operating performance. Adjusted EBITDA is used to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.
This non-GAAP financial measure should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. This non-GAAP financial measure excludes significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure included below.

Adjusted EBITDA
Adjusted EBITDA, which is a non-GAAP measure of financial performance, consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from investments held and foreign currency impact on cash and investments, investment income, and other adjustments as necessary for a fair presentation. Net income is the comparable GAAP measure of financial performance.
For the year ended December 31, 2024, other adjustments included the expense impacts from disposals of certain capitalized internally developed software and one-time acquisition-related insurance costs. For the year ended December 31, 2023, other adjustments included the expense impacts from disposals of certain capitalized internally developed software and acquisition-related employee severance costs. For the year ended December 31, 2021, other adjustments included disposals of cloud hosting arrangement implementation costs and accelerated tenant improvement benefit, which was incurred as part of executing a lease agreement. This tenant improvement adjustment was partially offset by accelerated depreciation, which is included within Depreciation and amortization of property and equipment and was also incurred as part of executing a lease agreement. For the year ended December 31, 2020, other adjustments included disposals of certain capitalized internally developed software and cloud hosting arrangement implementation costs in addition to an earn-out liability fair value adjustment.

Appendix to the Proxy Statement for the 2025 Annual Meeting of Stockholders

Appendix A-1
The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA:

	Year Ended December 31,
(in thousands)	2024	2023	2022	2021	2020
Net income	$77,054	$65,824	$55,134	$44,597	$45,586
Income tax expense	22,422	19,739	16,190	8,944	7,094
Depreciation and amortization of property and equipment	18,721	18,631	16,421	14,788	13,127
Amortization of intangible assets	23,510	16,116	11,768	10,126	5,538
Stock-based compensation expense	54,557	45,508	33,399	27,574	18,936
Realized (gain) loss from investments held and foreign currency impact on cash and investments	(115)	(1,726)	1,026	1,456	(1,753)
Investment income	(10,582)	(7,660)	(1,670)	(278)	(1,208)
Other	1,064	1,198	—	(192)	(326)
Adjusted EBITDA	$186,631	$157,630	$132,268	$107,015	$86,994

Appendix to the Proxy Statement for the 2025 Annual Meeting of Stockholders

SPS COMMERCE

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPS COMMERCE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Chad Collins	☐	☐	☐
1b. Razat Gaurav	☐	☐	☐
1c. Marty Réaume	☐	☐	☐
1d. Tami Reller	☐	☐	☐
1e. Philip Soran	☐	☐	☐
1f. Anne Sempowski Ward	☐	☐	☐
1g. Sven Wehrwein	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Ratification of the selection of KPMG LLP as the independent auditor of SPS Commerce, Inc. for the fiscal year ending December 31, 2025.	☐	☐	☐
3. Advisory approval of the compensation of the named executive officers of SPS Commerce, Inc.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR for proposal 4.	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Advisory vote regarding the frequency of holding future say-on-pay votes.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com D77767-P64574 SPS COMMERCE, INC. Annual Meeting of Stockholders May 17, 2022 8:00 AM CT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Archie Black and Kimberly Nelson, or either of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of SPS Commerce, Inc., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM CT on May 17, 2022 via live webcast at www.virtualshareholdermeeting.com/SPSC2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy also serves to direct Fidelity Management Trust Company ("Fidelity"), as trustee of the SPS delivery of information. Vote by 11:59 p.m. ET on May 16, 2022 for shares held directly and by 11:59 p.m. ET on May 13, 2022 for shares held in the Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SPSC2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on May 16, 2022 for shares held directly and by 11:59 p.m. ET on May 13, 2022 for shares held in the Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. D77766-P64574 SPS COMMERCE, IN

V66604-P23195-Z89179

This proxy also serves to direct Fidelity Management Trust Company ("Fidelity"), as trustee of the SPS Commerce, Inc. 401(k) Retirement Savings Plan (the "Plan"), with respect to shares of Common Stock of SPS Commerce, Inc. held in participant accounts under the Plan. For any shares in the Plan for which Fidelity does not receive participant direction by 11:59 P.M. ET on May 8, 2025, Fidelity will not vote such shares.

Continued and to be signed on reverse side